Exhibit 10.2

Private & Confidential	Execution Version
Dated                      15 September 2008
GENESIS PORTFOLIO FUNDING I LIMITED and others
arranged by
DVB BANK AG, HSH NORDBANK AG and KFW IPEX-BANK GMBH
as Arrangers and Underwriters
and
HSH NORDBANK AG
as Facility Agent and Security Trustee
DEED OF PROCEEDS AND PRIORITIES
relating to a facility agreement
for a $250,000,000 term facility in respect
of up to eleven (11) used aircraft

Contents

Clause		Page

1	Definitions and Interpretation	1

2	Aircraft requirements	5

3	Operating Lease Requirements	6

4	Off-Lease Period	7

5	Change of ownership and/or leasing structure with respect to an Aircraft	8

6	Appraisals	9

7	Notifications, information, amendments and consents	9

8	Applications	11

9	Payments	14

10	Calculations and certificates	15

11	Operational indemnity	15

12	Mitigation	16

13	Consents and decisions of the Lenders	17

14	Transfer Certificates and Accession Deeds	18

15	Assignments and transfer by Obligors	18

16	Security Trustee	18

17	Conduct of business by the Finance Parties	23

18	Subordination	23

19	Limitation on recourse	23

20	Partial invalidity	24

21	Remedies and waivers	25

22	Notices	25

23	Counterparts	27

24	Governing law	27

25	Enforcement	27

26	Confidentiality	28

Schedule 1 Operating Lease Requirements		29

Schedule 2 Aircraft Requirements		31

Clause		Page

1	Registration, title and nameplates	31

2	Cape Town Convention	32

3	Prevention of arrest	34

4	Technical Records	35

5	Insurance Requirements	35

6	Maintenance and operational requirements	35

7	Inspections	35

Schedule 3 Insurance Requirements		36

Schedule 4 Hedging Policy		41

Schedule 5 Accession Deed		42

Schedule 6 Initial Aircraft Documents		44

THIS DEED is dated 15 September 2008 and made BETWEEN:
(1)	GENESIS PORTFOLIO FUNDING I LIMITED (the Borrower);

(2)	GENESIS LEASE LIMITED as principal guarantor (the Principal Guarantor) and as manager of the Borrower, the Lessors and the Owners (the Manager);

(3)	THE COMPANIES listed in Part 3 and Part 4 of Schedule 1 to the Facility Agreement as Owners and Lessors respectively with effect from the execution by the relevant company of an Accession Deed;

(4)	DVB BANK AG, HSH NORDBANK AG and KFW IPEX-BANK GMBH as joint arrangers and underwriters (together the Arrangers and individually an Arranger);

(5)	HSH NORDBANK AG as agent of the other Finance Parties (the Facility Agent);

(6)	HSH NORDBANK AG as security trustee (the Security Trustee);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 2 to the Facility Agreement as lenders (the Original Lenders); and

(8)	HSH NORDBANK AG as initial hedging provider (the Initial Hedging Provider).
THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:
1	Definitions and Interpretation

1.1	Definitions

Words and expressions used in this Deed shall, unless otherwise defined in this Deed or the context otherwise requires, bear the meanings given to them in the Facility Agreement, and in this Deed:

Aircraft Proportion means in relation to an Aircraft the product of:
(a)	the total principal outstanding amount of the Loan for that Aircraft;
divided by
(b)	the total principal outstanding amount of all of the Loans.
Aircraft Requirements means in relation to an Aircraft the requirements set out in Schedule 2.

Additional Obligor has the meaning given to that expression in clause 5.5.1.

Approved Change in Structure means a Change in Structure which complies with all of the requirements set out in clause 5.

Change in Structure has the meaning given to that expression in clause 5.1.

Damage Notification Threshold means in relation to an Aircraft two million Dollars ($2,000,000) or, for as long as the Initial Operating Lease remains in place for the relevant Aircraft, such greater amount as may be specified in the Initial Operating Lease.

Expenses means all and any Losses other than Taxes including all reasonable expenses referable to the cost of management time reasonably and properly incurred by any of the Representatives or any Receiver or any agent or other person appointed by a Representative or a Receiver which are due and payable pursuant to any express provision of the Facility Documents in connection with the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities and duties created or conferred by or pursuant to the Facility Documents together with any applicable VAT thereon.

Facility Agreement means the facility agreement in the Agreed Form between the parties to this Deed other than the Initial Hedging Provider.

gross negligence means any intentional or conscious action or decision which is taken with reckless disregard for the consequences of such action or decision.

Hedging Payments means in relation to a Hedging Provider together the Scheduled Hedging Payments for that Hedging Provider and the Unscheduled Hedging Payments for that Hedging Provider.

Indemnitees means together each of the Beneficiaries and their respective officers, directors, agents, employees, successors and permitted assignees and transferees, individually an Indemnitee.

Insurance Requirements means in relation to an Aircraft the requirements set out in Schedule 3 or as may otherwise be agreed by the Facility Agent.

Leasing Company Practice means the customary commercial practices of leading international aircraft operating lessors including the Servicer.

Losses means together all losses, demands, liabilities, obligations, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions, fees, out-of-pocket costs and expenses (including the fees, out-of-pocket costs and expenses of any legal counsel and other professional advisers), individually a Loss.

Majority Lenders means:
(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all of the Loans then outstanding.
Operating Lease Default means in relation to an Aircraft any event of default (howsoever described) under the Operating Lease for that Aircraft.

Operating Lease Requirements means in relation to an Aircraft the requirements set out in clause 3 and Schedule 1 or as may otherwise be agreed by the Facility Agent.

Qualified Operator means an Operator that complies with all of the requirements of clause 3.2.

Proceeds means:
(a)	all proceeds of enforcement of the Facility Documents and all other amounts received or recovered under or pursuant to the Facility Documents other than operational indemnity amounts and third party liability insurance proceeds;

(b)	Total Loss Proceeds for any Aircraft;

(c)	all other proceeds of the hull Insurances for any Aircraft;

(d)	Requisition Proceeds for any Aircraft;

(e)	Sales Proceeds for any Aircraft.
DPP — Execution Version

Prohibited Country means each of the following countries: Abkhazia, Afghanistan, Azerbaijan, Belarus, Belize, Benin, Burkina Faso, Burundi, Cambodia, Central African Republic, Chad, Comoros, Democratic Republic of Congo, Republic of Congo, Cote d’Ivoire, Cuba, Equatorial Guinea, Eritrea, Gambia, Guinea-Bissau, Guyana, Haiti, Iran, Iraq, Kosovo, Kyrgyz Republic, Laos, Liberia, Mayotte (French), Micronesia, Moldova, Montenegro, Myanmar (Burma), Nagorno-Karabakh, Namibia, New Caledonia, Niger, North Korea, Palestine, Pridnestrovie, Rwanda, São Tomé and Principe, Senegal, Sierra Leone, Solomon Islands, Somalia, Somaliland, South Ossertia, Sudan, Syria, Togo, Turkmenistan, Uganda, Uzbekistan, Western Sahara, Yemen and Zimbabwe.

Receiver means and includes any receiver and/or manager appointed under or pursuant to any Facility Document whether acting as agent for any Beneficiary or otherwise.

Region means each region identified in the definition of Regional Concentration Limit.

Regional Concentration Limit means:
(a)	in relation to Asia (excluding India), forty per cent. (40%);

(b)	in relation to India, twenty five per cent. (25%);

(c)	in relation to the Middle East, twenty per cent. (20%);

(d)	in relation to Africa, twenty five per cent. (25%);

(e)	in relation to the European Economic Area, fifty per cent. (50%);

(f)	in relation to Eastern Europe, thirty five per cent. (35%);

(g)	in relation to the United States of America and Canada, thirty per cent. (30%).

(h)	in relation to Central and South America, thirty five per cent. (35%), or, in each case, as may otherwise be agreed by the Facility Agent.

Representative Expenses means all Expenses incurred by any of the Representatives or any Receiver in connection with the collection and/or recovery of any Proceeds including the enforcement of any relevant Facility Document.

Required Insurance Value means in relation to an Aircraft one hundred and twenty per cent. (120%) of the principal amount outstanding in respect of the Loan for that Aircraft.

Required Liability Limit means in relation to an Aircraft at any time:
(a)	if at that time that Aircraft is operated under an Initial Operating Lease, the amount of liability insurance coverage required pursuant to that Initial Operating Lease;

(b)	in all other cases, the amount of six hundred million Dollars ($600,000,000).
Requisition Proceeds means in relation to an Aircraft all amounts received from any Government Entity whether de jure or de facto in connection with that Aircraft’s confiscation, restraint, detention, forfeiture, seizure or requisition for hire other than Total Loss Proceeds.

Restricted Region means each of Eastern Europe, Africa and the Middle East.

Sales Proceeds means in relation to an Aircraft the proceeds of any sale or other disposition of that Aircraft or any interest in that Aircraft or the shares in the Owner for that Aircraft, unless that sale or disposition is effected as part of an Approved Change in Structure.
DPP — Execution Version

Scheduled Hedging Payments means in relation to a Hedging Provider all scheduled amounts including termination payments from time to time payable by the Borrower to that Hedging Provider under the Hedging Agreements to which that Hedging Provider is a party (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in those Hedging Agreements) other than amounts in the nature of fees and/or indemnities.

Servicer Payments means all fees and other amounts from time to time payable by the Borrower to the Servicer under the Servicing Agreement which have been notified by the Servicer to the Facility Agent as being more than five (5) days overdue.

Servicer Report means each monthly report and each quarterly report to be produced by the Servicer pursuant to section 9.1 and section 9.2 of schedule 2.02(a) of the Servicing Agreement.

Trust Documents means together each of the Facility Documents to which the Security Trustee is or becomes a party other than this Deed and the Facility Agreement, individually a Trust Document.

Trust Property means together the Trust Documents, the security, powers, rights, title, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Trust Documents and all monies, property and other assets paid or transferred to or vested in the Security Trustee or received or recovered by the Security Trustee under or pursuant to or in connection with any of the Trust Documents.

Unscheduled Hedging Payments means in relation to a Hedging Provider all amounts from time to time payable by the Borrower to that Hedging Provider under the Hedging Agreements to which that Hedging Provider is a party (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in those Hedging Agreements) other than the Scheduled Hedging Payments for that Hedging Provider.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Deed to:
(a)	any Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	a Facility Document or any other agreement or instrument is a reference to that Facility Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(d)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(f)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)	including means including without limitation;

(h)	a provision of law is a reference to that provision as amended or re-enacted;
DPP — Execution Version

(i)	a time of day is a reference to London time; and

(j)	a provision of the Cape Town Convention will, unless it is specifically stated to be a reference to a provision of the Convention or, as the case may be, the Protocol, be a reference, whether stated or not, to the relevant provision of the Consolidated Text, and reference to any provision of the Consolidated Text shall include a reference to the provision(s) of the Convention and/or the Protocol from which such provision(s) is/are derived.
1.2.2	Section, clause and schedule headings are for ease of reference only.

1.2.3	Unless a contrary indication appears, a term used in any other Facility Document or in any notice given under or in connection with any Facility Document has the same meaning in that Facility Document or notice as in this Deed.

1.2.4	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived.

1.3	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed other than the Servicer (including in its capacity as Beneficiary) in relation to the rights expressly set out for the Servicer’s benefit in clauses 7.6, 8, 10, 11, 15, 16, 17, 18, 19 to 26.

1.4	Facility Agreement

Each party to this Deed who is not a party to the Facility Agreement acknowledges receipt of a copy of the Facility Agreement and confirms that it is familiar with all of the provisions of the Facility Agreement.

2	Aircraft requirements

2.1	Aircraft Requirements

At all times from and after the Utilisation Date for the Loan for an Aircraft, the Borrower, each Lessor and each Owner shall comply or procure compliance with all of the Aircraft Requirements for that Aircraft.

2.2	Possession

At all times from and after the Utilisation Date for the Loan for an Aircraft, neither the Lessor for that Aircraft nor the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) shall sub-lease, charter or otherwise part with possession or operational control of that Aircraft (nor shall it consent to the same) except:

2.2.1	in the case of that Owner, to that Lessor under the Intermediate Lease for that Aircraft;

2.2.2	in the case of that Lessor, to the Initial Operator for that Aircraft under the Initial Operating Lease for that Aircraft;

2.2.3	in the case of that Lessor, to any other Operator for that Aircraft under another Operating Lease for that Aircraft if the requirements of clause 3 are complied with in full;

2.2.4	during an Off-Lease Period for that Aircraft, for testing, service, overhaul work, maintenance, repair, alterations, modifications or additions which are permitted by and comply with the Servicing Agreement.
DPP — Execution Version

2.3	Warranties

If the Lessor for an Aircraft and/or the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) at any time receives the benefit of any airframe or engine warranties in relation to that Aircraft (or any part of it) pursuant to an express agreement or assignment, the Borrower shall:

2.3.1	promptly notify the Security Trustee; and

2.3.2	procure that those warranties be extended to the Security Trustee pursuant to such documents as the Security Trustee may reasonably require.

3	Operating Lease Requirements

3.1	Operating Leases

3.1.1	All Operating Leases other than the Initial Operating Leases and all Permitted Subleases must at all times comply with all of the Operating Lease Requirements. No Operating Lease other than the Initial Operating Leases and no Permitted Sublease may at any time be amended if as a consequence of that amendment one or more provisions cease to comply with any of the Operating Lease Requirements.

3.1.2	No Initial Operating Lease may at any time be amended if as a consequence of that amendment one or more provisions which prior to that amendment complied with any of the Operating Lease Requirements cease to comply with any of the Operating Lease Requirements.

3.1.3	No provision of any other Aircraft Document other than the Initial Aircraft Documents shall breach any of the Operating Lease Requirements. No provision of any other Aircraft Document other than the Initial Aircraft Documents may at any time be amended if as a consequence of that amendment that other Aircraft Document shall breach any of the Operating Lease Requirements.

3.1.4	No provision of any Initial Aircraft Document may at any time be amended if as a consequence of that amendment one or more provisions which prior to that amendment complied with any of the Operating Lease Requirements cease to comply with any of the Operating Lease Requirements.

3.2	Operators

3.2.1	All Operators other than the Initial Operators and all Permitted Sublessees must:
(a)	be duly licensed under Applicable Law to carry passengers or cargo;

(b)	not be subject to an Insolvency Event when the relevant Operating Lease or Permitted Sublease is entered into or when the relevant Aircraft is delivered thereunder; and

(c)	not be incorporated or based in a Prohibited Country.
3.2.2	No Lessor may lease an Aircraft to an Operator under an Operating Lease other than an Initial Operating Lease if as a result the total amount of the Loans for those Aircraft then leased to that Operator exceeds twenty five per cent. (25%) of the total amount of the Loans for all of the Aircraft.

3.2.3	No Lessor may lease an Aircraft to an Operator under an Operating Lease other than an Initial Operating Lease if as a result:
DPP — Execution Version

(a)	the sum of (i) the total amount of the Loans for those Aircraft then leased to that Operator plus (ii) the total amount of the Loans for those Aircraft then leased to any other Operator incorporated in or having its principal base in the same Region as the first Operator;
exceeds
(b)	the Regional Concentration Limit for that Region multiplied by the Loans for all of the Aircraft.
3.2.4	No Lessor may lease an Aircraft to an Operator under an Operating Lease other than an Initial Operating Lease if that Operator is incorporated in or has its principal base in a Restricted Region and as a result:
(a)	the sum of (i) the total amount of the Loans for those Aircraft then leased to that Operator plus (ii) the total amount of the Loans for those Aircraft then leased to any other Operator incorporated in or having its principal base in a Restricted Region;
exceeds
(b)	fifty per cent. (50%) of the total amount of the Loans for all of the Aircraft.
3.2.5	None of the Finance Parties shall unreasonably withhold or delay its consent to any waiver pursuant to any of clauses 3.2.2, 3.2.3 and/or 3.2.4 reasonably requested by a Lessor in writing.

3.2.6	No Lessor may lease an Aircraft to an Operator under an Operating Lease and no Operator may lease an Aircraft to a Permitted Sublessee under a Permitted Sublease if as a result thereof that Aircraft or any part thereof, any Borrower Party, that Operator or any Finance Party would be in breach of any Applicable Sanction.

3.3	State of Registration

3.3.1	No State of Registration may be a Prohibited Country.

3.3.2	No Aircraft may be registered in a State of Registration if as a result thereof that Aircraft or any part thereof, any Borrower Party, that Operator or any Finance Party would be in breach of any Applicable Sanction.

3.4	Permitted Subleases

3.4.1	Any Permitted Sublease for an Aircraft must be subject and subordinate to the Operating Lease for that Aircraft in all respects and the rights of the Permitted Sublessee for that Aircraft under that Permitted Sublease must be subject and subordinate in all respects to the rights of the Operator for that Aircraft under that Operating Lease such that that Permitted Sublessee’s rights to possession of that Aircraft under that Permitted Sublease will terminate immediately and automatically upon the termination of that Operating Lease (Effective Subordination). The Borrower shall deliver to the Facility Agent such legal opinions, documents and other evidence as the Facility Agent may reasonably require to evidence that Effective Subordination.

4	Off-Lease Period

During any Off-Lease Period for an Aircraft:

4.1	that Aircraft shall be registered with an aviation authority in a jurisdiction which is not a Prohibited Country in the name of the Owner for that Aircraft and the registration of the interests that Owner, the Lessor for that Aircraft, the Owner Trustee for that Aircraft (if that Aircraft is subject to an owner trust structure) and the Finance Parties pursuant to the Cape Town Convention shall be maintained in full force and effect;
DPP — Execution Version

4.2	the Borrower shall procure that the Servicer shall maintain and store that Aircraft in accordance with the provisions of the Servicing Agreement; and

4.3	the Borrower shall procure that the Servicer shall insure that Aircraft in accordance with the Insurance Requirements.

5	Change of ownership and/or leasing structure with respect to an Aircraft

5.1	Acknowledgment of need for changes

The Finance Parties acknowledge that it may be necessary from time to time to change the ownership and/or leasing structure for an Aircraft including a change in the State of Registration for that Aircraft (Change in Structure).

5.2	Notification of proposed Change in Structure

If the Borrower wishes to effect a Change in Structure, the Borrower shall, as soon as practicable after any Obligor becomes aware of the proposed Change in Structure and in any event no later than ten (10) Business Days before the proposed effective date of the Change in Structure (Proposed Effective Date), have provided the following information to the Facility Agent in writing:

5.2.1	The identity of the affected Aircraft.

5.2.2	Full details of the Change in Structure and the ownership and leasing structure for that Aircraft following the Change in Structure including any new State of Registration (New Structure).

5.2.3	The identity of and corporate details for each person that will play a role in the New Structure.

5.3	Finance Parties’ security

The following conditions must be satisfied before any Change in Structure is effected:

5.3.1	All of the Lenders (acting reasonably) shall be satisfied that the Finance Parties will be in no worse position than they would have been in the absence of the Change in Structure.

5.3.2	The Borrower shall at least ten (10) Business Days prior to the Proposed Effective Date have agreed with the Facility Agent all documents, legal opinions and other evidence and action (which shall include the accession of any Additional Obligor to this Deed and the execution and perfection by any Additional Obligor or third party security provider of security in favour of the Security trustee equivalent to the security granted by the corresponding Obligors) that the Facility Agent shall reasonably require to ensure that the requirement set out in clause 5.3.1 is satisfied.

5.3.3	Prior to the Proposed Effective Date, all of the documents, legal opinions and other evidence and action agreed pursuant to clause 5.3.2 shall have been executed, registered, delivered and/or taken (as applicable).

5.3.4	If the New Structure involves the introduction of a new Obligor, the requirements set out in clause 5.5 shall have been satisfied.

5.3.5	If the Change in Structure involves a new, extended and/or amended Operating Lease or a new Operator and/or State of Registration for any Aircraft, the requirements set out in the relevant provisions of clause 3 shall have been satisfied.
DPP — Execution Version

5.4	Cooperation

Subject to the satisfaction of the requirements set out in clause 5.3, the Finance Parties shall cooperate in a timely manner with the Borrower and the Lessor for the relevant Aircraft to give effect to the Change in Structure.

5.5	New Obligor

5.5.1	The Borrower shall be entitled to request that a new Obligor (Additional Obligor) be included in a New Structure.

5.5.2	Each Additional Obligor shall be capable of providing representations, warranties, undertakings and covenants having substantially the same effect as those given by the relevant Obligors in this Deed and the other Facility Documents and shall execute an Accession Deed.

5.5.3	Each Additional Obligor shall be a direct and wholly-owned Subsidiary of the Borrower and an indirect wholly-owned Subsidiary of the Principal Guarantor.

5.5.4	Each Additional Obligor which is an Owner shall have both its COMI and its Centre of Administration in and shall be incorporated in a jurisdiction which is acceptable to all of the Lenders (acting reasonably), and all references in the Facility Documents to an Owner’s COMI, Centre of Administration or jurisdiction of incorporation shall be construed accordingly.

5.6	Change in Structure costs

The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party all costs and expenses (including legal fees) together with any applicable VAT reasonably incurred by that Finance Party in assessing or implementing any of the matters referred to in this clause 5.

5.7	Interpretation of other provisions

The Borrower shall be entitled to effect an Approved Change in Structure notwithstanding anything to the contrary in any Facility Document.

5.8	Other financing arrangements

The Finance Parties shall consider in good faith any request by the Borrower that one or more other persons should be permitted to provide financing to any member of the Group secured by a share in the Security created under the Facility Documents as an additional beneficiary on a fully subordinated basis (without rights to direct any of the Representatives). Any such approval requested by the Borrower shall not be unreasonably withheld or delayed.

5.9	Quiet enjoyment

Provided that no Default has been occurred and is continuing, the Security Trustee agrees, upon the written request of the Borrower, to provide a quiet enjoyment undertaking to any new lessee or Operator of an Aircraft in the form required by the terms of the relevant Operating Lease (provided that the Security Trustee shall not be required to provide an undertaking more onerous than those provided by the Security Trustee to the Initial Operators pursuant to the Quiet Enjoyment Undertakings dated on or about the date hereof).

6	Appraisals

The Borrower shall provide an Appraisal for each Aircraft to the Facility Agent at least thirty (30) days before each LTVR Test Date.

7	Notifications, information, amendments and consents

7.1	Loss and damage
DPP — Execution Version

The Borrower shall as soon as reasonably practicable after becoming aware of the same notify the Facility Agent of:

7.1.1	any Total Loss with respect to an Aircraft, its Airframe or any of its Engines;

7.1.2	any other accident or incident involving an Aircraft, its Airframe or any of its Engines as a result of which the potential cost of repairs or replacement and/or the potential liability of any Obligor or any Beneficiary could reasonably be expected to exceed the Damage Notification Threshold or its equivalent in any other currency; and

7.1.3	any settlement offer in relation to an accident or incident of the nature described in clause 7.1.2 in excess of ten million Dollars ($10,000,000).

7.2	Security

7.2.1	Without prejudice to clauses 7.2.3 and 7.2.4, if at any time from and after the Utilisation Date for the Loan for an Aircraft any Obligor becomes aware that any Security other than Permitted Security is created or otherwise arises over or in respect of that Aircraft, the Borrower shall or shall procure that the Servicer shall as soon as reasonably practicable notify the Facility Agent in writing of that Security which notice shall contain reasonably sufficient detail of the nature of that Security, the circumstances giving rise to it and the steps which any Obligor or the Operator for that Aircraft is taking in connection with it.

7.2.2	Without prejudice to clauses 7.2.3 and 7.2.4, if at any time from and after the Utilisation Date for the Loan for an Aircraft any Obligor becomes aware that steps are taken by the holders of any Security including any Permitted Security over or in respect of that Aircraft to exercise or enforce that Security or any rights in respect thereof, the Borrower shall or shall procure that the Servicer shall as soon as reasonably practicable notify the Facility Agent in writing of those steps which notice shall contain reasonably sufficient detail of the nature of those steps, the circumstances giving rise to them and the steps which any Obligor or the Operator for that Aircraft is taking in connection with them.

7.2.3	No Obligor shall create any Security other than Permitted Security over or with respect to any Aircraft and/or any interest (legal or beneficial) in any Aircraft or over or with respect to any of the other assets, interests and rights over which Security is created by the Facility Documents. The Borrower shall immediately procure the release of any such Security.

7.2.4	Without prejudice to clause 7.2.3, no Obligor shall permit to arise or subsist any Security other than Permitted Security over or with respect to any Aircraft and/or any interest (legal or beneficial) in any Aircraft or over or with respect to any of the other assets, interests and rights over which Security is created by the Facility Documents unless (i) that Security is created or arises by or through a person who is not a Borrower Party, and (ii) that Security is released as soon as practicable and in any event within thirty (30) days after it arises or is created.

7.3	Reporting

The Borrower shall provide to the Facility Agent:

7.3.1	a copy of each Servicer Report at the same time as that Servicer Report is received or issued (as applicable) by it;

7.3.2	a copy of each other notice issued by or to any Borrower Party in relation to the Aircraft or any part thereof, the Servicing Agreement and/or the Aircraft Documents or any of them at the same time as that notice is received or issued (as applicable) by that Borrower Party;

7.3.3	the financial statements of the Operator for an Aircraft most recently received by any Obligor whenever requested by the Facility Agent (acting reasonably); and
DPP — Execution Version

7.3.4	any other information, documents, records and/or reports in connection with any of the Aircraft, any of the Aircraft Documents, any Operator and/or any Borrower Party that the Facility Agent may from time to time request (acting reasonably).

7.4	Amendments

No Obligor shall consent to any amendment, alteration, waiver, novation, substitution or termination of the Servicing Agreement other than with the prior written consent of the Security Trustee.

7.5	Consents under Servicing Agreement

No Obligor shall at any time (including for the avoidance of doubt during any Off-Lease Period) without the prior written consent of the Security Trustee consent to or acquiesce in:

7.5.1	any modification of any Aircraft which would or would reasonably be expected to diminish or result in the dimunition of the value and/or marketability of that Aircraft in any material respect; and/or

7.5.2	the conversion of any Aircraft from a passenger aircraft into a freighter aircraft or vice versa,

including any such consent or acquiescence, whether express or implied and/or pursuant to an Approved Budget (as defined in the Servicing Agreement), under or pursuant to the Servicing Agreement.

7.6	Certain Rights of the Servicer

7.6.1	The Servicer is an express third party beneficiary of the terms and provisions of this Deed applicable to it or its obligations, rights or remedies. No amendments, waivers, supplements or modifications of any of the Facility Documents shall be agreed or effected by either the Security Trustee, the Finance Parties, or any Obligor without the prior written consent of the Servicer where such amendments, waivers, supplements or modifications may be reasonably expected to adversely affect the rights, remedies or obligations of the Servicer under the Servicing Agreement or the Facility Documents (but only to the extent relating to the rights or obligations of the Servicer or the performance by the Servicer of the Services (as defined in the Servicing Agreement)).

7.6.2	The Security Trustee shall notify the Servicer of the discharge of any security interests and/or the reassignment to the Borrower of any rights expressed to be assigned or charged under the Servicing Assignment.

8	Applications

8.1	Applications by the Facility Agent

All amounts received by the Facility Agent under any provision of the Facility Documents including the following provisions of this clause 8 shall be applied by the Facility Agent as follows:

8.1.1	first, in payment on a pro rata and pari passu basis to:
(a)	the Representatives on a pro rata and pari passu basis for all unpaid Representative Expenses; and

(b)	(only following written notification by the Servicer to the Security Trustee and Facility Agent) the Servicer for all Servicer Payments which have been notified in writing as being then due and payable to the Servicer;
DPP — Execution Version

8.1.2	secondly, in or towards payment to the Finance Parties on a pro rata and pari passu basis of all other unpaid costs, expenses and Losses for which they are entitled to be paid, reimbursed or indemnified under the Facility Documents other than operational indemnity amounts and any amounts payable to the Facility Agent under clause 24.15 of the Facility Agreement;

8.1.3	thirdly, in or towards payment to the Lenders on a pro rata and pari passu basis of any interest including default interest or commitment commission then due and payable to or for the account of any of the Lenders under the Facility Documents;

8.1.4	fourthly, in or towards repayment to the Lenders on a pro rata and pari passu basis of all principal amounts then due and payable to or for the account of any of the Lenders under the Facility Documents;

8.1.5	fifthly, in or towards payment on a pro rata and pari passu basis of any other amount which shall have become due to any of the Finance Parties under the Facility Documents but remains unpaid including any amounts payable to the Facility Agent under clause 24.15 of the Facility Agreement; and

8.1.6	finally, any balance shall be paid as directed by the Borrower.

8.2	Application of Proceeds

All Proceeds received by any party at any time when an Event of Default has occurred and is continuing shall be paid to the Security Trustee and shall be applied by the Security Trustee as follows:

8.2.1	first, in payment on a pro rata and pari passu basis to:
(a)	the Representatives and any Receiver on a pro rata and pari passu basis for all unpaid Representative Expenses; and

(b)	the Servicer for all Servicer Payments then due and payable to the Servicer;
8.2.2	secondly, in payment on a pro rata and pari passu basis to each Hedging Provider of an amount equal to the Hedging Payments then due and payable to that Hedging Provider;

8.2.3	thirdly, in payment on a pro rata and pari passu basis to the Facility Agent for the account of the Finance Parties of an amount equal to all amounts from time to time payable by any Obligor to or for the account of any of the Finance Parties under the Facility Agreement for further payment and application in accordance with clause 8.1; and

8.2.4	finally, any balance shall be paid as directed by the Borrower.

8.3	Prepayments under the Facility Agreement

For the purposes of clause 8.1.4 (but subject to clauses 8.1.1 to 8.1.3), at all times when no Event of Default has occurred and is continuing, all amounts payable by the Borrower under clause 7.4.1, clause 7.4.2 or clause 7.5 of the Facility Agreement when it prepays the Loan for an Aircraft (the Relevant Aircraft) shall be applied first in effecting the corresponding prepayment under clause 7.4.1, clause 7.4.2 or clause 7.5 of the Facility Agreement (as applicable) and the balance shall then be applied in prepayment of the Loans for the Aircraft other than the Relevant Aircraft (together the Other Aircraft) as follows:
(a)	first, in or towards prepayment on a pro rata and pari passu basis of the Loan or Loans for the Other Aircraft that has or have the highest Aircraft Proportion up to an amount such that that Other Aircraft or those Other Aircraft (as applicable) will after such prepayment have the same Aircraft Proportion as the Other Aircraft that has or have the second highest Aircraft Proportion;
DPP — Execution Version

(b)	secondly, in accordance with paragraph (a) above but so that that paragraph shall be construed as referring to the highest Aircraft Proportion and the second highest Aircraft Proportion respectively after the prepayments effected under paragraph (a) above;

(c)	thirdly, in accordance with the procedure set forth in paragraphs (a) and (b) above until all of the Aircraft Proportions are equal;

(d)	fourthly, in or towards prepayment on a pro rata and pari passu basis of all of the Loans; and

(e)	finally, any balance shall be paid as directed by the Borrower.
8.4	Insurances and operational indemnity payments

8.4.1	At all times when no Event of Default has occurred and is continuing, all proceeds of the hull Insurances for an Aircraft in respect of claims not exceeding the Damage Notification Threshold and all Requisition Proceeds for an Aircraft not exceeding the Damage Notification Threshold shall be paid to the Lessor for that Aircraft or as it may direct.

8.4.2	At all times when no Event of Default has occurred and is continuing, all proceeds of the hull Insurances for an Aircraft in respect of claims equal to or exceeding the Damage Notification Threshold and all Requisition Proceeds for an Aircraft equal to or exceeding the Damage Notification Threshold shall be paid to the Facility Agent for application in accordance with clause 8.1.

8.4.3	All proceeds of the liability Insurances and all operational indemnity payments shall be paid to the person who incurred the corresponding liability or suffered the corresponding damage or to the person who satisfied that liability or paid for that damage.

8.5	Limitations on applications

8.5.1	Notwithstanding the other provisions of this clause 8, neither the Security Trustee nor the Account Bank shall be obliged to make any payment or to act in any manner which is contrary to Applicable Law.

8.5.2	All Proceeds received by the Security Trustee other than in Dollars shall promptly be applied by the Security Trustee in the purchase of Dollars and the Dollars so purchased shall promptly be applied by the Security Trustee in accordance with the relevant provisions of this clause 8.

8.6	Pro rata sharing

8.6.1	If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this clause 8 and applies that amount to a payment due under the Facility Documents then:
(a)	the Recovering Finance Party shall within three (3) Business Days notify details of the receipt or recovery to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the relevant provisions of this clause 8, without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall within three (3) Business Days of demand by the Facility Agent pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made in accordance with the relevant provisions of this clause 8.
DPP — Execution Version

8.6.2	The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with the relevant provisions of this clause 8.

8.6.3	On a distribution by the Facility Agent under clause 8.6.2, the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

8.6.4	If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 8.6.3, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

8.6.5	If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party then:
(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 8.6.2 shall upon the request of the Facility Agent pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with such amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.
8.6.6	This clause 8.6 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause 8.6, have a valid and enforceable claim against the relevant Obligor.

8.6.7	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:
(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
8.7	Set off

8.7.1	The Security Trustee in its capacity as Account Bank may (and it is hereby authorised and instructed to) set off any amount from time to time standing to the credit of the Liquidity Reserve Account or the Collection Account against any amount then due and payable by any Obligor to any of the Beneficiaries pursuant to the Facility Documents (including any amount due and payable pursuant to clause 2 of the Accounts Pledge), regardless of the place of payment, booking branch or currency of either obligation.

8.7.2	Any amount set off pursuant to clause 8.7.1 shall be applied in accordance with the relevant provisions of this clause 8.

8.8	Obligation to apply

Each party to this Deed agrees that it will pay and apply all and any Proceeds received by it in accordance with the provisions of this clause 8.

9	Payments

9.1	Payments to the Security Trustee
DPP — Execution Version

9.1.1	On each date on which an Obligor or a Finance Party is required to make a payment to the Security Trustee or the Facility Agent, that Obligor or Finance Party shall make the same available to the Security Trustee or the Facility Agent (as applicable) (unless a contrary indication appears in a Facility Document) for value on the due date at the time and in such funds specified by the Security Trustee or the Facility Agent (as applicable) as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

9.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Security Trustee or the Facility Agent (as applicable) specifies.

9.2	Distributions by the Security Trustee and the Facility Agent

Each payment received by the Security Trustee or the Facility Agent under any of the Facility Documents for another person shall be made available by the Security Trustee or the Facility Agent (as applicable) as soon as practicable after receipt to the person entitled to receive payment in accordance with that Facility Document (in the case of a Lender, for the account of its Facility Office) to such account as that person may notify to the Security Trustee or the Facility Agent (as applicable) by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

9.3	Clawback

9.3.1	Where a sum is paid to the Security Trustee or the Facility Agent under the Facility Documents for the account of another person, the Security Trustee or the Facility Agent (as applicable) is not obliged to pay that sum to that other person (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

9.3.2	If the Security Trustee or the Facility Agent pays an amount to another person and it proves to be the case that the Security Trustee or the Facility Agent (as applicable) had not actually received that amount, then the person to whom that amount (or the proceeds of any related exchange contract) was paid by the Security Trustee or the Facility Agent (as applicable) shall on demand refund the same to the Security Trustee or the Facility Agent (as applicable) together with interest on that amount from the date of payment to the date of receipt by the Security Trustee or the Facility Agent (as applicable), calculated by the Security Trustee or the Facility Agent (as applicable) to reflect its cost of funds.

10	Calculations and certificates

10.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Facility Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate and in any litigation or arbitration proceedings arising out of or in connection with the Servicing Agreement, the entries made in the accounts maintained by the Servicer are prima facie evidence of the matters to which they relate.

10.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Facility Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates and any certification or determination by the Servicer under the Servicing Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

11	Operational indemnity

11.1	Subject to clause 11.2, the Borrower agrees to defend, indemnify and hold harmless each of the Indemnitees on demand from and against any and all Losses as a result of claims by third parties (regardless of when the same are made or incurred) which:
DPP — Execution Version

11.1.1	may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, delivery, performance, transportation, replacement, exchange, removal, pooling, interchange, sub-leasing, wet leasing, chartering, importation, exportation, storage, presence, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or redelivery of any Aircraft (or any part thereof) (either in the air or on the ground) whether or not those Losses may be attributable to any defect in any Aircraft (or any part thereof) or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

11.1.2	arise out of any act or omission which invalidates or which renders voidable any of the Insurances;

11.1.3	arise in relation to preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any Aircraft (or any part thereof), or in securing its release; or

11.1.4	may at any time be suffered or incurred as a consequence of any design, article or material in any Aircraft (or any part thereof) or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this clause 11.1.

11.2	The Borrower shall not be required to defend, indemnify and/or hold harmless any Indemnitee from or against any Loss referred to in clause 11.1 to the extent that that Loss:

11.2.1	arises solely as a result of the gross negligence or wilful misconduct of that Indemnitee;

11.2.2	constitutes the ordinary and usual operating and overhead expenses of that Indemnitee;

11.2.3	is indemnified pursuant to clause 12 or clause 13 of the Facility Agreement;

11.2.4	has been recovered and retained by that Indemnitee pursuant to another indemnity provision of the Facility Documents;

11.2.5	would not have been incurred or suffered or otherwise would not have arisen but for any breach by that Indemnitee of any of its express representations, warranties or obligations under any Facility Document (but excluding any breach in consequence of a failure by any Obligor to perform any of its obligations under any Facility Document); or

11.2.6	arises as a result of the existence of any Security created by or through that Indemnitee.

11.3	The indemnities contained in this clause 11 will continue in full force after the Termination Date.

12	Mitigation

12.1	Mitigation

12.1.1	Subject to clause 12.2, each Finance Party shall in consultation with the Borrower take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under clause 11 including transferring its rights and obligations under the Facility Documents to another Affiliate or Facility Office.

12.1.2	Clause 12.1.1 does not in any way limit the obligations of any Obligor under the Facility Documents.

12.2	Limitation of liability
DPP — Execution Version

12.2.1	The Borrower shall indemnify each Finance Party for all costs and expenses (including legal fees) together with any applicable VAT reasonably incurred by that Finance Party as a result of any steps taken by it under clause 12.1.

12.2.2	No Finance Party is obliged to take any steps under clause 12.1 if in the opinion of that Finance Party (acting reasonably) to do so might be prejudicial to it.

13	Consents and decisions of the Lenders

13.1	Required consents

13.1.1	Subject to clause 13.2, any term of any Facility Document other than the Hedging Agreements may be amended or waived only with the consent of the Majority Lenders and the Obligor or Obligors who are party to that Facility Document and any such amendment or waiver will be binding on all parties.

13.1.2	The Facility Agent may effect on behalf of any Finance Party any amendment or waiver permitted by this clause 13.1.

13.2	Exceptions

13.2.1	An amendment or waiver that has the effect of changing or which relates to:
(a)	the definition of Majority Lenders in clause 1.1 of the Facility Agreement;

(b)	an extension to the date of payment of any amount under the Facility Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment and/or the Total Commitments;

(e)	a change to any Borrower Party other than pursuant to an Approved Change in Structure;

(f)	any provision which expressly requires the consent of all the Lenders; or

(g)	clause 2.2 or clause 22 of the Facility Agreement,
shall not be made without the prior consent of all the Lenders.

13.2.2	An amendment or waiver which relates to the rights or obligations of any Representative may not be effected without the consent of that Representative.

13.3	Majority Lenders’ instructions

13.3.1	Unless a contrary indication appears in a Facility Document:
(a)	each Representative shall exercise any right, power, authority or discretion vested in it in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any such right, power, authority or discretion);

(b)	no Representative shall be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders; and

(c)	any instructions given by the Majority Lenders will be binding on all of the Beneficiaries.
DPP — Execution Version

13.3.2	Any Representative may refrain from acting in accordance with the instructions of the Majority Lenders (or all of the Lenders, as applicable) until it has received such security as it may require for any Losses which it may incur in complying with those instructions.

13.3.3	In the absence of instructions from the Majority Lenders (or all of the Lenders, as applicable), each Representative may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

13.3.4	No Representative is authorised to act on behalf of a Finance Party in any legal or arbitration proceedings relating to any Facility Document without first obtaining that Finance Party’s consent.

14	Transfer Certificates and Accession Deeds

14.1	Transfer Certificates

Each party to this Deed who is not a party to the Facility Agreement irrevocably authorises the Facility Agent to execute any Transfer Certificate on its behalf, without any consultation with it, and acknowledges and agrees to the provisions of clause 22.5 of the Facility Agreement as if those provisions were incorporated in full herein and as if all references therein to the Obligors included a reference to each such party.

14.2	Accession Deeds

Each party to this Deed irrevocably authorises the Security Trustee to execute any Accession Deed on its behalf, without any consultation with it.

15	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Facility Documents other than pursuant to an Approved Change in Structure.

16	Security Trustee

16.1	Trust

Each of the Beneficiaries appoints the Security Trustee to act as its security agent and trustee to hold the Trust Property for the purposes of this Deed and the other Facility Documents on the terms set out in this Deed and the other Trust Documents.

16.2	Declaration of trust

The Security Trustee hereby accepts its appointment under clause 16.1 and acknowledges and declares that it holds the Trust Property on trust for the Beneficiaries and shall apply and deal with the Trust Property in accordance with the provisions of this Deed.

16.3	Perpetuities

The trusts constituted or evidenced by this Deed shall remain in full force and effect until whichever is the earlier of the expiration of a period of eighty (80) years from the date of this Deed and receipt by the Security Trustee of written confirmation from the Beneficiaries that all the obligations and liabilities for which such Trust Documents are constituted as security have been discharged in full. The parties to this Deed declare that the perpetuity period applicable to this Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be a period of eighty (80) years from the date of this Deed.

16.4	Implicit powers
DPP — Execution Version

In its capacity as trustee in relation to the Trust Documents, the Security Trustee shall without prejudice to any of the powers and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Deed or any of the other Trust Documents) have all the same powers as a natural person acting as the beneficial owner of that property and/or as are conferred upon the Security Trustee by this Deed and/or any of the Trust Documents.

16.5	Determination of issues

The Beneficiaries agree that, in its capacity as trustee in relation to the Trust Documents, the Security Trustee shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Deed or any of the Trust Documents as it affects the Security Trustee and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall be conclusive and shall bind each of the Beneficiaries.

16.6	Effect of Agreement

It is agreed between all parties to this Deed that in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Deed, the relationship of the Beneficiaries to the Security Trustee shall in the case of each of the trusts constituted hereby be construed simply as one of principal and agent but, to the fullest extent permissible under the laws of each and every such jurisdiction, this Deed shall have full force and effect as between the parties.

16.7	Delegation of powers

Each other Beneficiary authorises the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Facility Documents together with any other incidental rights, powers, authorities and discretions.

16.8	Limitation of liability

The Security Trustee shall have no duties, obligations or liabilities to any of the Beneficiaries beyond those expressly stated in this Deed and the other Facility Documents and specifically (but without prejudice to the generality of the foregoing) the Security Trustee shall not be obliged to take any action or exercise any rights, remedies or powers under or pursuant to this Deed or any of the other Facility Documents beyond those which it is specifically instructed in writing to take or exercise as provided in clause 16.3 and then only to the extent stated in such specific written instructions.

16.9	No liability to account

The Security Trustee shall not be bound to account to any Beneficiary for any sum or the profit element of any sum received by it for its own account.

16.10	Business with the Group

The Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

16.11	Rights and discretions of the Security Trustee

16.11.1	The Security Trustee may rely on:
(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
DPP — Execution Version

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
16.11.2	The Security Trustee may assume (unless it has received notice to the contrary in its capacity as trustee for the Beneficiaries) that:
(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 18.1 of the Facility Agreement);

(b)	any right, power, authority or discretion vested in any party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.
16.11.3	The Security Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

16.11.4	The Security Trustee may act in relation to the Facility Documents through its personnel and agents.

16.11.5	The Security Trustee may disclose to any other party any information it reasonably believes it has received as trustee under this Deed.

16.11.6	Notwithstanding any other provision of any Facility Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

16.12	Responsibility for documentation

The Security Trustee is not responsible:

16.12.1	for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by a Representative, an Obligor or any other person in or in connection with any Facility Document; or

16.12.2	for the legality, validity, effectiveness, adequacy or enforceability of any Facility Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Facility Document; or

16.12.3	for the application of any Basel 2 Regulation to the transactions contemplated by the Facility Documents.

16.13	Exclusion of liability

16.13.1	Without limiting clause 16.13.2, the Security Trustee will not be liable for any action taken by it under or in connection with any Facility Document, unless directly caused by its gross negligence or wilful misconduct.

16.13.2	No party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Facility Document.

16.13.3	The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Facility Documents to be paid by the Security Trustee if the Security Trustee has taken all necessary steps as soon as reasonably practicable
DPP — Execution Version

to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Trustee for that purpose.
16.13.4	Nothing in this Deed shall oblige the Security Trustee to carry out any know your customer or other checks in relation to any person on behalf of any Beneficiary and each Beneficiary confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

16.14	Indemnities to the Security Trustee

16.14.1	Without prejudice to any right to indemnity arising under Applicable Law or any other provision of the Facility Documents, the Security Trustee and every agent or other person appointed by it in connection with its appointment under this Deed shall be entitled to be indemnified out of the proceeds of enforcement of the Trust Documents in respect of all Expenses and Losses in respect of which the Security Trustee is entitled to be indemnified by any Obligor pursuant to any other provision of this Deed or any other Facility Document but which is not received by the Security Trustee when due, subject always to clause 8.

16.14.2	Each Lender shall indemnify the Security Trustee, in accordance with the proportion which its participation in the Loans then outstanding bears to the participations of all of the Lenders in the Loans then outstanding, within three (3) Business Days of demand, against all Expenses and Losses incurred by the Security Trustee (otherwise than by reason of the Security Trustee’s gross negligence or wilful misconduct) in acting as the Security Trustee under the Facility Documents (unless the Security Trustee has been reimbursed by an Obligor pursuant to a Facility Document).

16.15	Resignation of the Security Trustee

16.15.1	The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Beneficiaries.

16.15.2	Alternatively the Security Trustee may resign by giving notice to the other Beneficiaries, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Security Trustee.

16.15.3	If the Majority Lenders have not appointed a successor Security Trustee in accordance with clause 16.15.2 within thirty (30) days after notice of resignation was given, the Security Trustee (after consultation with the Borrower) may appoint a successor Security Trustee.

16.15.4	The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Facility Documents.

16.15.5	The Security Trustee’s resignation notice shall only take effect upon the appointment of a successor.

16.15.6	Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Facility Documents but shall remain entitled to the benefit of this clause 16. Its successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party.

16.15.7	After consultation with the Borrower, the Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with clause 16.15.2. In this event, the Security Trustee shall resign in accordance with clause 16.15.2.

16.16	Confidentiality
DPP — Execution Version

16.16.1	In acting as trustee for the Beneficiaries, the Security Trustee shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

16.16.2	If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

16.17	Relationship with the Lenders

The Security Trustee may treat each Lender as a Lender, entitled to payments under this Deed and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Deed.

16.18	Credit appraisal by the Beneficiaries

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Facility Document, each Beneficiary confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Facility Document including but not limited to:
16.18.1	the financial condition, status and nature of each member of the Group and each Obligor;

16.18.2	the legality, validity, effectiveness, adequacy or enforceability of any Facility Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Facility Document;

16.18.3	the application of any Basel 2 Regulation to the transactions contemplated by the Facility Documents;

16.18.4	whether that Beneficiary has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Facility Document, the transactions contemplated by the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Facility Document; and

16.18.5	the adequacy, accuracy and/or completeness of any information provided by the Security Trustee, any party or by any other person under or in connection with any Facility Document, the transactions contemplated by the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Facility Document.
16.19	Safekeeping of Trust Documents

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Trust Property deposited with it under or pursuant to the Trust Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing each Beneficiary access to, or its solicitors or auditors possession of, such documents when necessary or convenient, and the Security Trustee shall not be responsible for any Loss incurred in connection with any such deposit, access or possession.

16.20	Deduction from amounts payable by the Security Trustee

If any party owes an amount to the Security Trustee under the Facility Documents, the Security Trustee may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Security Trustee would otherwise be obliged to make under the Facility Documents and apply the amount deducted in or towards satisfaction of the amount
DPP — Execution Version

owed. For the purposes of the Facility Documents that party shall be regarded as having received any amount so deducted.

16.21	Servicer as Beneficiary

16.21.1	The Servicer shall have no rights whatsoever to instruct or give directions to the Security Trustee, to require that the Security Trustee take any action or exercise any right, remedy or power or to determine any question or doubt, in each case, in relation to the Trust Property, the Trust Documents or any other matter, except to the extent specifically provided for by this Deed or the Servicing Agreement..

16.21.2	The Security Trustee shall not be required to consult with or have regard to the interests of the Servicer when taking any action (including any enforcement action) or when exercising any right, remedy or power, in each case, in relation to the Trust Property, the Trust Documents or any other matter.
17	Conduct of business by the Finance Parties

No provision of this Deed or any other Facility Document will:

17.1	interfere with the right of any Finance Party or the Servicer to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

17.2	oblige any Finance Party or the Servicer to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

17.3	oblige any Finance Party or the Servicer to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

18	Subordination

18.1	No Obligor and, in the case of clause 18.1.3 below, no Finance Party shall:
18.1.1	accept or demand any Security from the Borrower, any Lessor or any Owner;

18.1.2	take any step to enforce any right against the Borrower, any Lessor or any Owner;

18.1.3	initiate or take any action which would result in any Insolvency Event in relation to the Borrower, any Lessor or any Owner; or

18.1.4	claim or prove in any Insolvency Event in relation to the Borrower, any Lessor or any Owner except pursuant to clause 18.2.
18.2	Each Obligor will, if so directed by the Security Trustee, prove in any Insolvency Event in relation to the Borrower, any Lessor or any Owner.

18.3	Without prejudice to the provisions of clause 18.1, if an Obligor proves in any Insolvency Event in relation to the Borrower, any Lessor or any Owner, that Obligor shall direct that all dividends and other distributions in respect of its claim be paid to the Security Trustee for application in accordance with the provisions of clause 8 and, to the extent that any such dividend or other distribution is actually paid to that Obligor, that Obligor shall pay that amount over to the Security Trustee as soon as it is received.

19	Limitation on recourse

19.1	General
DPP — Execution Version

19.1.1	Notwithstanding any provision of the Facility Documents to the contrary, but subject to clause 19.2 and clause 19.3, the recourse of all parties (Restricted Parties) to the Borrower, the Owners and the Lessors is limited to the assets of the Borrower, the Owners and the Lessors respectively, after the discharge of any claims which as a matter of Applicable Law rank ahead, and neither the Borrower nor any Owner nor any Lessor shall be personally liable to any of the Restricted Parties.

19.1.2	Each of the Restricted Parties agrees that it will look solely to those assets (save as provided in clause 19.2 and clause 19.3) and that it will not otherwise take any judicial or other steps or proceedings or exercise any other right or remedy that it might otherwise have against the Borrower, any Owner or any Lessor save that a Finance Party (but not any of the other Restricted Parties other than the Servicer in respect of (b) and (c) only) and may:
(a)	exercise its rights under the Facility Documents including by the issue or taking of proceedings and/or (in the case of the Security Trustee only) the enforcement of the security created thereunder;

(b)	claim or prove in any Insolvency Event in relation to the Borrower, any Owner or any Lessor; or

(c)	issue or take proceedings to obtain a declaration or similar judgment order as to the obligations or liabilities of the Borrower, any Owner or any Lessor.
19.2	Continuing obligations

19.2.1	Notwithstanding clause 19.1 but subject always to clause 19.2.2, none of the obligations of the Borrower, any Owner or any Lessor under the Facility Documents will be extinguished and each will remain due to be performed on the date on which it is expressed to become due to be performed and interest will continue to accrue on any unpaid amount in accordance with the Facility Documents.

19.2.2	If, following the final distribution of all Proceeds and all other assets of the Borrower, each Owner and each Lessor, whether pursuant to the enforcement of the Facility Documents or otherwise, and provided that there is no prospect of any additional Proceeds and/or assets being or becoming available, the Security Trustee determines in its absolute discretion that the Borrower, any Owner or any Lessor is unable to pay and discharge in full all of its obligations and liabilities under and pursuant to the Facility Documents, the Security Trustee may (but shall not be obliged to) declare that none of the Beneficiaries shall have any further claim against the Borrower, that Owner or that Lessor (as applicable) in respect of those obligations and liabilities all of which shall be deemed to be discharged and extinguished.

19.3	Exceptions to limited recourse

Notwithstanding clause 19.1 and clause 19.2, if any Specified Event occurs:
19.3.1	the Borrower, the relevant Owner or the relevant Lessor will be personally liable to the Finance Parties (but not to any of the other Restricted Parties) for any Losses incurred by any Finance Party as a result of that Specified Event if that Specified Event is caused by the Borrower or that Lessee (as applicable); and

19.3.2	each Finance Party (but not any of the other Restricted Parties) will be at liberty to pursue all of its rights and remedies against the Borrower, each Owner and each Lessor and all of their respective assets without restriction.
20	Partial invalidity

If, at any time, any provision of the Facility Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or
DPP — Execution Version

enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
21	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Facility Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

22	Notices

22.1	Communications in writing

Any communication to be made under or in connection with the Facility Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Facility Documents is:
22.2.1	in the case of each of the Borrower and the Principal Guarantor, that identified with its name below;

22.2.2	in the case of each Lender, each Arranger or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a party to this Deed; and

22.2.3	in the case of each of the Facility Agent and the Security Trustee, that identified with its name below,
Borrower
Genesis Portfolio Funding I Limited
4450 Atlantic Avenue
Westpark, Shannon
County Claire
Ireland
Fax:           +353 61 364 642
Attention:      CEO or Director
Principal Guarantor
Genesis Lease Limited
4450 Atlantic Avenue
Westpark, Shannon
County Claire
Ireland
Fax:            +353 61 364 642
Attention:     CEO or Director
Facility Agent
HSH Nordbank AG
DPP — Execution Version

Martensdamm 6
D-24103 Kiel
Germany

Fax:           +49 431 900 34250 with a copy to +49 431 900 612705
Attention:      Transport/Aviation Europe
Security Trustee
HSH Nordbank AG
Martensdamm 6
D-24103 Kiel

Germany
Fax:           +49 431 900 34250 with a copy to +49 431 900 612705
Attention:       Transport/Aviation Europe
or any substitute address or fax number or department or officer as the party may notify to the Facility Agent (or the Facility Agent may notify to the other parties, if a change is made by the Facility Agent) by not less than five (5) Business Days’ notice.

22.3	Delivery

22.3.1	Any communication or document made or delivered by one person to another under or in connection with the Facility Documents will only be effective:
(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 22.2, if addressed to that department or officer.

22.3.2	Any communication or document to be made or delivered to the Facility Agent or the Security Trustee will be effective only when actually received by the Facility Agent or the Security Trustee (as applicable) and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature or the Security Trustee’s signature (as applicable) below (or any substitute department or officer as the Facility Agent or the Security Trustee (as applicable) shall specify for this purpose).

22.3.3	All notices from or to a Borrower Party shall be sent through the Facility Agent.

22.3.4	Any communication or document made or delivered to the Borrower in accordance with this clause 22 will be deemed to have been made or delivered to each of the Borrower Parties.

22.4	Notification of address, fax number and telex number

Promptly upon receipt of notification of an address or fax number or change of address, or fax number pursuant to clause 22.2 or changing its own address, fax number or telex number, the Facility Agent shall notify the other parties.

22.5	Electronic communication

22.5.1	Any communication to be made between the Finance Parties under or in connection with the Facility Documents may be made by electronic mail or other electronic means, if the Finance Parties:
DPP — Execution Version

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.
22.5.2	Any electronic communication made between the Finance Parties will be effective only when actually received in readable form and only if it is addressed in such a manner as the relevant Finance Party shall specify for this purpose.

22.6	English language

22.6.1	Any notice given under or in connection with any Facility Document must be in English.

22.6.2	All other documents provided under or in connection with any Facility Document must be:
(a)	in English; or

(b)	if not in English, and if so required by the Facility Agent or the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
23	Counterparts

Each Facility Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Facility Document.

24	Governing law

This Deed is governed by English law.

25	Enforcement

25.1	Jurisdiction

25.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

25.1.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

25.1.3	This clause 25.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

25.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
25.2.1	irrevocably appoints Freshfields Bruckhaus Deringer LLP at its registered office for the time being (presently of 65 Fleet Street, London EC4Y 1HS, England) as its agent for service of process in relation to any proceedings before the English courts in connection with any Facility Document; and
DPP — Execution Version

25.2.2	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

26	Confidentiality

Each of the parties hereto acknowledges that the existence of, and the terms and conditions of, the Transaction Documents and the documents and information provided to it pursuant to the Transaction Documents and the commercial and financial arrangements evidenced by the Transaction Documents and the documents and information provided to it pursuant to the Transaction Documents are considered by the parties hereto as confidential information and commercially sensitive information. Accordingly, each of the parties hereto agrees that it shall treat such information as confidential and personal to it and will not, without the prior written consent of each of the other parties hereto, disclose such information to any parties except that any party may disclose the terms of the Transaction Documents and/or the documents and information provided to it pursuant to the Transaction Documents:

26.1	to any Government Entity to whom it is obliged to disclose such information;

26.2	to its auditors, legal, tax and other professional advisors (who are bound by their own professional rules of confidentiality or recognised or published etiquette);

26.3	to the other parties hereto and to their auditors, tax and legal advisors;

26.4	to each process agent appointed by a party hereto for the purposes of the Transaction Documents;

26.5	to potential transferees of, or participants with, any party hereto (subject to the signature by such potential transferee or participant of a confidentiality undertaking in similar terms to this clause 26);

26.6	to any person entitled pursuant to an order or relevant request of any court, legal, taxing authority or regulatory body having jurisdiction over any party hereto;

26.7	in accordance with any obligation to disclose imposed by any Applicable Law in connection with any legal proceedings arising out of or in connection with the Transaction Documents; and

26.8	as it may consider (acting reasonably) necessary or advisable in connection with the enforcement of any of its rights under or in respect of the Transaction Documents.
IN WITNESS WHEREOF this Deed has been duly executed as a deed and delivered the day and year first above written.
DPP — Execution Version

Schedule 1
Operating Lease Requirements
1	Each Operating Lease for an Aircraft must be in the English language and contain the following provisions:
(a)	Representations and warranties or a legal opinion or such other comfort acceptable to the Lessor for that Aircraft as to, without limitation, the due execution of that Operating Lease by the Operator for that Aircraft and the validity of that Operator’s obligations thereunder, due authorisation of that Operating Lease and procurement of relevant licenses and permits in connection therewith.

(b)	Permission to sublease only if that Operator remains obligated to make payments under that Operating Lease.

(c)	Provisions requiring that Operator not to create any Security in respect of that Aircraft or the Engines for that Aircraft, except for exceptions thereto consistent with Leasing Company Practice, including Security not affecting the use or operation of that Aircraft arising in the ordinary course of that Operator’s business.

(d)	Provisions stipulating that that Operating Lease will terminate if there is a Total Loss of that Aircraft.

(e)	Provisions for redelivery of that Aircraft, including, if applicable, replacement engines and parts, on expiry or termination of that Operating Lease, specifying the required return condition and any obligation of that Operator to remedy or compensate the Lessor for that Aircraft, directly or indirectly, for any material deviations from such return condition, in each case, considering the other terms of that Operating Lease and to the extent consistent with Leasing Company Practice.

(f)	Provisions setting forth the conditions under which that Lessor may terminate that Operating Lease and repossess that Aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case, consistent with Leasing Company Practice.

(g)	Provisions prohibiting the assignment of any benefits or obligations under that Operating Lease to any person, subject to exceptions consistent with Leasing Company Practice.

(h)	Provisions acknowledging that when that Operator gives formal notice of acceptance of that Aircraft, it takes delivery of that Aircraft with no condition, warranty or representation of any kind having been given by or on behalf of that Lessor in respect of that Aircraft, except as to matters expressly set forth in that Operating Lease or in connection with the acceptance of that Aircraft.

(i)	Provisions stating that that Operator’s obligation to make rental payments is absolute and unconditional under any and all circumstances and regardless of other events or similar provisions, subject to exceptions consistent with Leasing Company Practice.

(j)	Maintenance provisions consistent with Leasing Company Practice.

(k)	That Operating Lease shall not confer any ownership right, title or interest to or in that Aircraft including by means of a purchase option.

(l)	That Operator must comply with all Applicable Law for the time being in force in any country to, from, in or over which that Aircraft is flown and must not operate that Aircraft in violation of Applicable Law or any insurance coverage required to be maintained by that Operator.
DPP — Execution Version

(m)	That Operator must maintain insurance with respect to that Aircraft which complies with the Insurance Requirements in full.

(n)	That Operator must indemnify that Lessor, the Owner for that Aircraft and the Indemnitees from and against all liabilities incurred as a result of the operation of that Aircraft, such indemnity to be on terms and subject to exceptions consistent with Leasing Company Practice.
2	All provisions of each Operating Lease must otherwise be consistent with Leasing Company Practice.

3	The Operating Lease for that Aircraft, any other Aircraft Documents for that Aircraft and the Aircraft Security Documents for that Aircraft are executed and delivered by each of the parties thereto.

4	The Security Trustee shall have received such legal opinions, documents and other evidence for that Aircraft as it may reasonably require in relation to the Aircraft Security Documents for that Aircraft.

5	The requirements for that Aircraft set out in sections 1 and 2 of Schedule 2 shall be complied with in full.

6	Any ancillary documents entered into by an Operator shall not contain any provisions which conflict with or qualify the provisions of this Schedule 1.
DPP — Execution Version

Schedule 2
Aircraft Requirements
1	Registration, title and nameplates
(a)	Title to each Aircraft shall be and remain vested in the Owner for that Aircraft or the Owner Trustee for that Aircraft (as applicable) subject to the Aircraft Mortgage for that Aircraft and Permitted Security.

(b)	The Borrower, the Owner for an Aircraft and the Lessor for that Aircraft shall procure that:
(i)	that Aircraft is registered with the Aviation Authority for that Aircraft in the State of Registration for that Aircraft;

(ii)	the ownership interest of that Owner in that Aircraft is registered, recorded and noted in the register maintained by that Aviation Authority to the fullest extent possible in accordance with Applicable Law of that State of Registration.
(c)	No Obligor shall do or knowingly permit to be done anything that would prejudice or cancel any registration required by this Deed.

(d)	No Obligor shall do or knowingly permit to be done anything that would jeopardise the rights of the Owner for that Aircraft or the Owner Trustee for that Aircraft (as applicable) as owner of that Aircraft or the rights of the Security Trustee as mortgagee of that Aircraft or the rights of any of the Finance Parties in relation to the Security created under the Facility Documents.

(e)	Each Obligor shall cause to be taken all actions necessary or reasonably requested by the Facility Agent to maintain and protect the interests of the Finance Parties, the Lessor for that Aircraft and the Owner for that Aircraft under the Aircraft Security Documents for that Aircraft and to prevent the rights of that Owner as owner of that Aircraft or the rights of the Security Trustee as mortgagee of that Aircraft or the rights of any of the Finance Parties in relation to the Security created under the Facility Documents from being jeopardised and no Borrower Party shall take any action which might reasonably be expected to jeopardise any such rights.

(f)	The Borrower shall within sixty (60) days after the Utilisation Date for the Loan for that Aircraft or by such later date as the Facility Agent may agree cause to be affixed and maintained and not cover up or permit to be covered up a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a prominent position on the flight-deck or cockpit of that Aircraft and in a prominent position on each of the Engines for that Aircraft stating:

THIS AIRCRAFT IS OWNED BY [INSERT DETAILS OF RELEVANT OWNER], IS LEASED TO [INSERT DETAILS OF RELEVANT LESSOR], IS SUBLEASED TO [INSERT DETAILS OF RELEVANT OPERATOR] AND IS MORTGAGED TO HSH NORDBANK AG AS SECURITY TRUSTEE.

(g)	No Obligor other than the Owner for that Aircraft shall hold itself out to any person as owner of that Aircraft or any part of it, and when any person enquires as to the ownership of that Aircraft or any part of it, each Obligor will make clear to that person that title to the same is held by the Owner for that Aircraft subject to the Aircraft Mortgage for that Aircraft.

(h)	No Obligor shall attempt or hold itself out as having any power to sell, charge, lease or otherwise dispose of or encumber that Aircraft or any of its Engines or Parts other than as permitted under this Deed or any other Facility Document other than in the context of
DPP — Execution Version

an Approved Change in Structure or in anticipation of the prepayment of the whole of the Loan for that Aircraft pursuant to clause 7.5 of the Facility Agreement.

(i)	No Obligor shall at any time represent or hold out any Beneficiary as carrying goods or passengers on that Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward, or gratuitously) that may be undertaken in relation to that Aircraft.

(j)	No Obligor has any authority to pledge and no Obligor shall pledge the credit of any Beneficiary for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or modifications to that Aircraft or any part thereof or otherwise connected with the use or operation of that Aircraft or any part thereof.

(k)	If at any time the Geneva Convention and/or the Cape Town Convention is or becomes ratified by, or recognised or made applicable in, the State of Registration for that Aircraft and/or the jurisdiction of incorporation and/or Centre of Administration of the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) and/or (if different) the Lessor for that Aircraft, the Borrower shall, at its own cost, do all such acts and things, and provide, execute and deliver any documents, requested by the Security Trustee and which are necessary or advisable in order to register any interest under the Transaction Documents or any interest in that Aircraft or any part thereof permitted by the Geneva Convention and/or the Cape Town Convention.
2	Cape Town Convention

2.1	The Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention. In this section 2 the following expressions have the respective meanings given to them in Article 1 of the Consolidated Text:
aircraft engines
aircraft object
assignment
associated rights
contract of sale
creditor
international interest
leasing agreement
prospective international interest
prospective sale
registry authority
sale
security agreement
buyer
State of registry
DPP — Execution Version

2.2	With respect to each Aircraft, the Lessor for that Aircraft and the Owner for that Aircraft agree that:
(a)	that Aircraft shall initially be registered on the aircraft register of the Initial State of Registration, which is the State of registry for the purposes of the Cape Town Convention;

(b)	the Airframe for that Aircraft is an airframe and accordingly is an aircraft object to which this Deed relates for the purposes of the Cape Town Convention and its manufacturer, aircraft type, manufacturer’s serial number and registration mark are those indicated in Schedule 7 to the Facility Agreement; the Engines for that Aircraft are aircraft engines and accordingly aircraft objects for the purposes of the Cape Town Convention and their manufacturer, engine type and manufacturer’s serial numbers are those indicated in Schedule 7 to the Facility Agreement;

(c)	the prospective international interests of each of that Lessor and that Owner and/or the Owner Trustee for that Aircraft (as applicable) as a creditor in that Airframe and each of those Engines, each being a lessor under a leasing agreement of an aircraft object, shall on or prior to the Utilisation Date for the Loan for that Aircraft have been registered as prospective international interests under the Cape Town Convention in that Airframe and those Engines, and each such registration may be amended or extended prior to its expiry by either that Lessor or that Owner or that Owner Trustee (as applicable) with the consent in writing of the Facility Agent and shall be so amended or extended if the Facility Agent so requires;

(d)	the events which are referred to in clause 18 of the Facility Agreement as Events of Default are events that constitute a default or otherwise give rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Consolidated Text;

(e)	the Security Trustee shall have the remedies referred to in Articles 15(1) and 20(1) of the Consolidated Text;

(f)	the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) has power to dispose of that Airframe and those Engines for the purpose of Article 10(b) of the Consolidated Text;

(g)	the Lessor for that Aircraft and the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) may assign the associated rights (as defined in Article 1 of the Consolidated Text) under the Obligor Assignment for that Aircraft and the Owner Trustee Assignment for that Aircraft (if any) respectively, which associated rights consist of all rights to payment or other performance by that Lessor and that Owner and/or that Owner Trustee (as applicable) respectively (as debtor) under this Deed including the performance by that Lessor and that Owner and/or that Owner Trustee (as applicable) respectively of clause 21.9 of the Facility Agreement and are associated with that Airframe and those Engines being aircraft objects for the purposes of the Cape Town Convention. Any such assignment shall transfer to the Security Trustee the related international interests of that Lessor or that Owner and/or that Owner Trustee (as applicable);

(h)	the Lessor for that Aircraft and the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) shall cooperate with the Security Trustee at the Borrower’s expense in order to effect registration pursuant to the Cape Town Convention of the international interests of the Security Trustee as creditor in respect of the security agreement and the assignments constituted by the Aircraft Mortgage for that Aircraft, that Obligor Assignment and that Owner Trustee Assignment and of any associated agreement related to the ranking of priority between the various international interests and/or the interests of the Security Trustee, that Lessor, that Owner and/or that Owner Trustee and/or that Operator.
DPP — Execution Version

2.3	With respect to each Aircraft, if at any time the Cape Town Convention becomes Applicable Law in the State of Registration for that Aircraft and/or in relation to the Lessor for that Aircraft and/or the Owner for that Aircraft and/or the Owner Trustee for that Aircraft and/or the Operator for that Aircraft including if that Lessor’s and/or that Owner’s and/or that Owner Trustee’s and/or that Operator’s jurisdiction of incorporation and/or Centre of Administration is or becomes a jurisdiction that has ratified the Cape Town Convention, the Borrower shall do or cause to be done any and all acts which may be required or desirable in connection with the terms of the Cape Town Convention to register, perfect, preserve and/or enhance any international interests of that Lessor, that Owner, that Operator, that Owner Trustee and/or any of the Finance Parties with respect to aircraft objects to which the Aircraft Security Documents for that Aircraft relate.

2.4	With respect to each Aircraft, if any of the Engines for that Aircraft is at any time replaced by a replacement engine, the Lessor for that Aircraft and the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) shall and that Lessor shall procure that the Operator for that Aircraft shall, at the Borrower’s expense and on or prior to title to the replacement engine being vested in the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable), take such steps as shall be available to them under the terms of the Cape Town Convention and as are necessary:
(a)	to constitute in favour of each of that Lessor and that Owner and/or that Owner Trustee (as applicable) as a creditor (each being a lessor under a leasing agreement of an aircraft object) an international interest in the replacement engine, including for this purpose entering into one or more supplements to this Deed, the Intermediate Lease for that Aircraft (if any) and the Operating Lease for that Aircraft in such form or forms as the Facility Agent shall reasonably require providing that the replacement engine (which shall be identified in such supplement in the same manner as is provided in Schedule 7 to the Facility Agreement) shall be leased by that Lessor and that Owner and/or that Owner Trustee (as applicable) to that Operator with effect from title to the same vesting in the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) under the bill of sale referred to in paragraph (c) below and that the replacement engine shall be an Engine for that Aircraft for the purposes of this Deed;

(b)	to register such international interests in accordance with Chapter V of the Consolidated Text;

(c)	to enter into a bill of sale with respect to the replacement engine which complies with the formalities of Article 11 of the Consolidated Text;

(d)	to register the bill of sale with respect to the replacement engine in accordance with Chapter V of the Consolidated Text; and

(e)	to subject the relevant replacement engine to the security constituted by the Aircraft Mortgage for that Aircraft, and to register the international interest of the Security Trustee under that Aircraft Mortgage in respect of such replacement engine in accordance with Chapter V of the Consolidated Text.
3	Prevention of arrest

No Obligor will take, and each Obligor will use all reasonable endeavours to prevent, any action which could reasonably be expected to result in an Aircraft or any of its Engines being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory Security or other claim or otherwise taken from the possession of the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable), the Lessor for that Aircraft and/or the Operator for that Aircraft and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, the Borrower will give the Facility Agent written notice thereof as soon as it becomes aware of the same, and will make all reasonable efforts to procure the prompt release of that Aircraft and each of its Engines.
DPP — Execution Version

4	Technical Records

The Borrower shall keep or procure that there are kept the Technical Records for each Aircraft and shall keep as part thereof accurate, complete and current records of all flights made by that Aircraft, each of its Engines and each of its Parts, and of all maintenance and repairs carried out on that Aircraft, each of its Engines and each of its Parts, in accordance with Leasing Company Practice. During any Off-Lease Period for that Aircraft, those Technical Records shall be kept and maintained in English. In addition, if, upon the expiry or other termination of any Operating Lease for that Aircraft, those Technical Records are then not wholly in English, the Borrower shall procure that they are as soon as reasonably practicable translated into English. Except as required by Applicable Law, those Technical Records shall be the property of the Owner for that Aircraft and/or the Owner Trustee for that Aircraft (as applicable) and shall be subject to the Aircraft Mortgage for that Aircraft.

5	Insurance Requirements

The Borrower shall procure that the Insurance Requirements are complied with in full.

6	Maintenance and operational requirements

The Borrower shall procure that each Aircraft is maintained and operated in accordance with Applicable Law and the requirements of Leasing Company Practice.

7	Inspections
(a)	At the commencement of each Operating Lease for an Aircraft, the Borrower shall inform the Facility Agent of the inspection intervals for that Aircraft.

(b)	Upon completion of each inspection of that Aircraft by any Borrower Party or any other person (other than the Operator for that Aircraft or a Finance Party), the Borrower shall provide a copy of the inspection report to the Facility Agent.

(c)	During any Off-Lease Period for that Aircraft, the Facility Agent or its nominee shall be entitled to inspect/survey that Aircraft by not less than five (5) Business Days’ notice (or immediately at any time when an Event of Default has occurred and is continuing) no more than once during each calendar year (unless an Event of Default has occurred and is continuing).

(d)	All costs of an inspection/survey referred to in section 7(c) above shall be for the account of the Borrower.
DPP — Execution Version

Schedule 3
Insurance Requirements
1	General
(a)	The Borrower shall effect and maintain or cause to be effected and maintained in full force and effect insurances on and with respect to each Aircraft that comply with the provisions of this Deed with insurers and reinsurers and/or through brokers, in each case, of recognised standing in the London, Paris or New York market or otherwise reasonably satisfactory in all respects to the Facility Agent.

(b)	The insurances will be effected either:
(1)	on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriter(s); or

(2)	with a single internationally recognised and reputable insurer or group of internationally recognised and reputable insurers who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of internationally recognised standing in the international aviation insurance markets for a percentage which is consistent with prudent market practice (the Reinsurances).
2	Hull insurance

The Borrower shall obtain and maintain or cause to be obtained and maintained with respect to each Aircraft the following insurance coverage:
(a)	Hull All-Risks of loss or damage while flying and on the ground with respect to that Aircraft on an agreed value basis for an amount (net of any deductible) not less than the Required Insurance Value;

(b)	All-Risks (including War and Allied Risk except when on the ground or in transit other than by air) property insurance on all Engines for that Aircraft and Parts for that Aircraft when not installed on that Aircraft on an agreed value basis for their full replacement value and including engine test and running risks; and

(c)	Hull War and Allied Perils which shall include the risks of confiscation, requisition (including by the State of Registration for that Aircraft), hijacking, strikes, riots, malicious damage and civil commotion and any other risks excluded from the All-Risks insurance described in paragraph (b) above by any exclusion therein of these and/or similar risks on an agreed value basis for an amount (net of any deductible) not less than the Required Insurance Value, and all such insurance coverage shall be in Dollars and shall be subject to deductibles negotiated in accordance with Leasing Company Practice.

3	Terms specific to hull insurance

The Insurances required under section 2 above for an Aircraft shall be provided on an agreed value basis and the policies shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:
(a)	include the Lessor for that Aircraft, the Owner for that Aircraft and the Security Trustee as additional insureds for their respective rights and interests (the Hull Additional Insureds);
DPP — Execution Version

(b)	include a loss payable section that provides that all insurance proceeds in respect of a Total Loss of that Aircraft shall be settled in Dollars and paid to the Security Trustee or its designee;

(c)	be subject to such exclusions as are consistent with prudent market practice;

(d)	not contain any right on the part of the insurers to replace that Aircraft, and the certificate of insurance will show all aggregate or overall limits applicable to war risks and spares insurance.

In the event that separate insurances are arranged to cover the Hull All-Risks insurance and the Hull War-Risks and related insurances, the underwriters subscribing to that insurance agree that, in the event of any dispute as to whether a claim is covered by the Hull All-Risks or Hull War-Risks policies, that claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or similar).

4	Liability insurance

The Borrower shall obtain and maintain or cause to be obtained and maintained a policy or policies of comprehensive insurance for each Aircraft covering third party legal liability, bodily injury and property damage, passenger legal liability, baggage, cargo and mail for a combined single limit (net of any deductible) of not less than the Required Liability Limit for any one accident, that policy or policies to cover war risks and allied perils in accordance with extended coverage endorsement AVN.52(D) with an extended aggregate coverage limit (net of any deductible) of not less than the Required Liability Limit any one occurrence and in the annual aggregate. All such insurance coverage shall be in Dollars and shall be subject to deductibles negotiated in accordance with Leasing Company Practice.

5	Terms specific to liability insurance

The policies evidencing the Insurances required under section 4 above for an Aircraft shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:
(a)	include each of the Indemnitees for that Aircraft as additional insureds (the Liability Additional Insureds) for their respective rights and interests;

(b)	provide that all the provisions thereof, except the limits of liability, shall operate to give each of the Liability Additional Insureds the same protection as if there were a separate policy issued to, and covering, each of the Liability Additional Insureds; and

(c)	be primary and without right of contribution from other insurance that may be available to any of the other Liability Additional Insureds.
6	Provisions relating to all Insurances

The policies evidencing any of the Insurances for an Aircraft required under this Deed shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:
(a)	provide that those Insurances shall not be invalidated, so far as concerns any of the Hull Additional Insureds and the Liability Additional Insureds (collectively the Additional Insureds and each an Additional Insured), by any action or inaction or omission (including misrepresentation and nondisclosure) by any Obligor, any Operator or any other person that results in a breach of any term, condition or warranty of that policy, provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;

(b)	specifically reference this Deed and the Aircraft Security Documents for that Aircraft;
DPP — Execution Version

(c)	provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverage carried by the Operator for that Aircraft);

(d)	provide that, upon payment of any loss or claim to or on behalf of any Additional Insured, the respective insurer shall to the extent and in respect of that payment be thereupon subrogated to all legal and equitable rights of that Additional Insured indemnified hereby (but not against any other Additional Insured), provided that that insurer shall not exercise such rights without the consent of the indemnified Additional Insured;

(e)	provide that none of the Additional Insureds shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against the Additional Insureds except in respect of unpaid premiums in respect of that Aircraft;

(f)	provide that the insurers shall as soon as reasonably practicable notify the Security Trustee in the event of cancellation of, or any material change in, those Insurances or any act, omission or event that might invalidate or render unenforceable those Insurances, or in the event that any premium or instalment of premium shall not have been paid when due, and that those Insurances shall continue unaltered for the benefit of each Additional Insured for at least thirty (30) days after written notice by registered mail of that cancellation, change, act, omission, event or non-payment of premium or instalment thereof shall have been sent by the Insurers for that Aircraft to the Security Trustee except in the case of War Risks for which seven (7) days notice (or such period as may be customarily available in respect of War Risks or Allied Perils) will be given; and

(g)	provide coverage with respect to losses and claims in connection with any change of year, date or time to the fullest extent as customary in the worldwide aviation insurance market, including date recognition limited coverage clauses AVN 2001 and AVN 2002.
7	Information

On or before the Utilisation Date for the Loan for an Aircraft and as soon as reasonably practicable after each renewal of the Insurances for that Aircraft, the Borrower shall provide the Security Trustee with (in each case, in English or accompanied by a certified translation into English) certificates of insurance and a broker’s or insurer’s letter of undertaking that:
(a)	evidence to the satisfaction of the Security Trustee that those Insurances are and will continue in full force after that Utilisation Date or the renewal date (as the case may be) for such period as shall then be stipulated; and

(b)	contain such other certifications and undertakings as are customarily provided to lessors and secured financiers by the relevant insurance brokers.
8	Other insurance; no Security
(a)	The Borrower shall not and shall procure that no Borrower Party, no Operator and no other person shall, without the prior written consent of the Security Trustee, maintain insurances with respect to any Aircraft or any of the Engines for any Aircraft other than as required under this Deed if the maintenance thereof would adversely affect any interests of any Indemnitee for that Aircraft hereunder or under any of the Insurances for that Aircraft in any material respect. The parties acknowledge that (i) the Principal Guarantor will maintain a contingent insurance policy for the benefit of certain of the Obligors which will apply if any Operator fails to maintain any of the Insurances required by this Deed, and (ii) if and for so long as that policy satisfies all of the Insurance Requirements and is in full force and effect the Insurance Requirements shall be deemed to be satisfied.

(b)	The Borrower shall not and shall procure that no Borrower Party, no Operator and no other person shall sell, assign, dispose of or create or permit to exist any Security over the Insurances for any Aircraft, or its interest therein, save as may be constituted by this Deed and the other Facility Documents.
DPP — Execution Version

9	Failure to insure

If at any time the Insurances for an Aircraft are not in full force and effect in compliance with all provisions of this Deed, the Security Trustee shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Deed by reason of that failure):
(a)	to pay any premiums due or to effect or maintain insurances satisfactory to the Security Trustee, or otherwise remedy that failure in such manner as the Security Trustee consider appropriate, and the Borrower shall as soon as reasonably practicable reimburse the Security Trustee in full for any amount so expended by the Security Trustee; and/or

(b)	at any time while that failure is continuing, to require that Aircraft to remain at any airport, or to proceed to and remain at any airport, designated by the Security Trustee until that failure is remedied.
10	Settlement of claims

Where AVN67B or any replacement or equivalent thereof does not apply, the Borrower will not settle or permit settlement of any claims arising under any of the Insurances in excess of an amount in any currency equal to the Damage Notification Threshold or make or permit any payment in connection therewith without the prior written consent of the Security Trustee. Subject to AVN67B or any replacement or equivalent thereof, the proceeds of insurances in respect of a Total Loss of an Aircraft or an Airframe shall be paid to the Security Trustee for application in accordance with this Deed. The proceeds of insurances in respect of any loss other than a Total Loss of an Aircraft or an Airframe shall (i) if that loss is less than the Damage Notification Threshold be paid to such parties as may be necessary to repair that Aircraft or to the Lessor for that Aircraft in reimbursement of the cost of repair of that Aircraft, or (ii) if that loss is greater than the Damage Notification Threshold be paid to such parties as may be necessary to repair that Aircraft or to the Security Trustee for application in accordance with this Deed.
11	Aggregate limit

If any of the Insurances are subject to an annual aggregate limit and, by reason of any claims made thereunder during the course of any policy year in respect of any property subject to such policy, the aggregate amount of coverage available under those Insurances in respect of the balance of such policy year shall have been reduced:
(a)	the Borrower shall forthwith notify the Facility Agent of the amount of any such claim; and

(b)	the Facility Agent shall be entitled to require the Borrower to increase forthwith the remaining aggregate limit under the relevant policy to such amount as the Facility Agent may reasonably require (such amount not being in excess of the original aggregate limit).
12	Post-termination

With respect to each Aircraft, the Borrower shall with effect from the Termination Date for a period ending on the earlier of (i) the second anniversary of the Termination Date, and (ii) the date of completion of the first heavy maintenance check for that Aircraft after the Termination Date, effect and maintain (or procure) for the benefit of each Finance Party and each other Indemnitee for that Aircraft, as additional named insureds, the Insurances for that Aircraft required by this Deed. The obligation of the Borrower to effect and maintain (or procure) those Insurances shall continue notwithstanding that the Borrower is not or ceases to be a user, operator and/or owner of that Aircraft.
13	Reinsurance

If and for so long as any of the Insurances required by this Deed are effected through reinsurances, such reinsurances will be on the same terms as the original insurances.
DPP — Execution Version

14	Cut-through clause

If and for so long as any of the Insurances required by this Deed are effected through reinsurances, such reinsurances shall contain a cut-through clause in a form consistent with prudent market practice and, if the same is customarily required and/or obtained by the Servicer from the relevant Insurer, the Borrower shall procure that that Insurer shall execute, for the ultimate benefit of the Security Trustee, an assignment of reinsurances for the Aircraft in form and substance satisfactory to the Security Trustee.

15	Change in insurance practice
(c)	If there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which any Aircraft may then be based or operated such that the Security Trustee shall be of the reasonable opinion (based on the advice (the Advice) of reputable international insurance advisers of good standing and repute, experienced in the field of commercial aviation insurances and (as applicable) experienced and reputable legal advisers qualified in the relevant jurisdictions to opine on matters related to commercial aviation, in each case as appointed by the Security Trustee with the Borrower being responsible for the cost of that Advice) that any of the Insurances required pursuant to this Deed are insufficient (bearing in mind the interests of the Additional Insureds and generally adopted practice in the aviation industry), the insurance requirements set forth in this Deed shall be amended so as to include such additional or varied requirements as may be agreed between the Borrower and the Security Trustee, each acting reasonably.

(d)	If at any time any of the Insurances required under this Deed in relation to third party war and allied perils liability risks cease or will cease to be available in the leading aviation insurance market on a per occurrence basis, then if there occurs any event that gives rise to a claim under those Insurances for an Aircraft or any other aircraft operated by the Operator for that Aircraft which reduces the remaining aggregate cover applicable to those Insurances below the required liability coverage amount of not less than the Required Liability Limit, the Borrower shall if requested by the Security Trustee either (i) cause to be reinstated in an amount at least equal to the required liability coverage amount of not less than the Required Liability Limit the coverage in relation to those Insurances, or (ii) procure that that Aircraft is grounded and covered by such ground risk coverage as is customary in accordance with normal industry practice in an amount at least equal to that required under this Deed.
DPP — Execution Version

Schedule 4
Hedging Policy
Hedging Methods/Objectives
•	The Borrower will use interest rate derivatives to hedge the interest rate risk (Exposure) arising from the mismatch between interest on the Loans and interest generated by the Operating Leases. Interest rate derivatives may include interest rate swaps, caps or collars.
•	The Borrower will hedge the currency exposure of all Operating Leases the rental payments under which are denominated in a currency other than Dollars.
Strategy
•	The Exposure will be calculated based on the current and projected outstanding principal balances of the Loans, the Borrower’s existing interest rate derivatives portfolio, and the existing and future expected rental payments under the Operating Leases.
•	The specific policy is that the Borrower will never be greater than 15% under/overhedged. This is assessed by comparing the Dollar sensitivity of a 1 basis point change in interest rates (DV01) of future lease cashflows to the DV01 of existing interest rate hedges in place (permitted interest rate caps would be treated as swaps for purposes of this assessment).
•	If any Approved Hedging Agreement constituting interest rate caps is used, the spread above the then “at-the-money” strike rate shall not exceed 1.0%
•	The Borrower will evaluate monthly whether it is in compliance with the Hedging Policy and, if its determination concludes that it is not in compliance, the Borrower will promptly make adjustments to its portfolio of Approved Hedging Agreements to restore compliance.
Modification
•	If the Borrower desires to amend the Hedging Policy, it may present the proposed change to or replacement of the Hedging Policy to the Facility Agent for approval (which shall require the consent of all of the Lenders).
•	If a replacement or new Operating Lease is entered into or the rental payment or calculation basis of an existing Operating Lease is changed, the Borrower shall promptly consult with the Facility Agent to provide for the continued compliance with the requirements above and shall enter into such amendments to the Initial Hedging Agreement or such supplemental Hedging Agreements as are required in order to ensure continued compliance with the requirements above.
DPP — Execution Version

Schedule 5
Accession Deed
THIS ACCESSION DEED is dated      and made BETWEEN:
(1)	[ ], a company incorporated under the laws of [ ], whose registered office is at [ ] and registration number is [ ] (the New Obligor); and

(2)	HSH NORDBANK AG (the Security Trustee).
WHEREAS:
(A)	Reference is made to the deed of proceeds and priorities dated [ ] 2008 between amongst others the Security Trustee and Genesis Portfolio Funding I Limited (the DPP).

(B)	It has been agreed that the New Obligor is to become a party to the DPP and the Facility Agreement (as defined in the DPP) by its execution of this Deed.
THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:
1	Definitions

Words and expressions used in this Deed shall, unless otherwise defined in this Deed or the context otherwise requires, bear the meanings given to them in the DPP or the Facility Agreement (as defined in the DPP).

2	Authority

Pursuant to clause 14.2 of the DPP, the Security Trustee is a party to this Deed on behalf of itself and each of the other parties to the DPP.

3	Representations, warranties, covenants, guarantees, undertakings and agreements of New Obligor

The New Obligor hereby:
(a)	represents, warrants, covenants, guarantees, undertakes and agrees to, with and for the benefit of each of the parties to the DPP in the terms of the DPP in its capacities as [Owner,] [Lessor,] Borrower Party, Obligor and Guarantor as if all of the provisions of the DPP were incorporated by reference herein;

(b)	represents, warrants, covenants, guarantees, undertakes and agrees to, with and for the benefit of each of the parties to the Facility Agreement in the terms of the Facility Agreement in its capacities as [Owner,] [Lessor,] Borrower Party, Obligor and Guarantor as if all of the provisions of the Facility Agreement were incorporated by reference herein;

(c)	agrees to be bound by each of the provisions of the DPP as if it had been an original party thereto in its capacities as [Owner,] [Lessor,] Borrower Party, Obligor and Guarantor; and

(d)	agrees to be bound by each of the provisions of the Facility Agreement as if it had been an original party thereto in its capacities as [Owner,] [Lessor,] Borrower Party, Obligor and Guarantor.
DPP — Execution Version

4	Notices

For the purposes of clause 22.2 of the DPP, the notice details for the New Obligor are as follows:

[ ]

Fax: [ ]

Attention: [ ].

5	Law

This Deed is governed by English law.
IN WITNESS WHEREOF this Deed has been duly executed as a deed and delivered the day and year first above written.
New Obligor
SIGNED as a Deed by
for and on behalf of
[                          ]
in the presence of:
Security Trustee
SIGNED as a Deed by
for and on behalf of
HSH NORDBANK AG
in the presence of:
DPP — Execution Version

Schedule 6
Initial Aircraft Documents

No	Description	Date	Parties

Airbus A320-232 aircraft with manufacturer’s serial number 3183 and Indian registration mark VT-DNX

Lessor: Ross Leasing Limited

Lessee: Deccan Aviation Limited

1	Aircraft Lease Common Terms Agreement	20/04/07	(1)	Genesis Acquisition Limited

			(2)	Deccan Aviation Limited

2	Aircraft Specific Lease Agreement	As of	(1)	Ross Leasing Limited
		15/06/07	(2)	Deccan Aviation Limited

3	Purchase Agreement Assignment	11/07/07	(1)	Ross Leasing Limited

			(2)	Deccan Aviation Limited

4	Engine Warranty Assignment	11/07/07	(1)	Ross Leasing Limited

			(2)	Deccan Aviation Limited

			(3)	IAE International Aero Engines AG

Airbus A320-232 aircraft with manufacturer’s serial number 3192 and Indian registration mark VT-INK

Lessor: Lare Leasing Limited

Lessee: InterGlobe Aviation Limited

1	Aircraft Lease Common Terms Agreement	14/06/07	(1)	Genesis Acquisition Limited

			(2)	InterGlobe Aviation Limited

2	Aircraft Specific Lease Agreement	As of	(1)	InterGlobe Aviation Limited
		04/07/07	(2)	Lare Leasing Limited
DPP – Execution Version

No	Description	Date	Parties

3	Purchase Agreement Assignment	23/07/07	(1)	InterGlobe Aviation Limited

			(2)	Lare Leasing Limited

4	Engine Warranty Assignment	23/07/07	(1)	InterGlobe Aviation Limited

			(2)	Lare Leasing Limited

			(3)	IAE International Aero Engines AG

Airbus A320-232 aircraft with manufacturer’s serial number 3227 and Indian registration mark VT-INL

Lessor: Lare Leasing Limited

Lessee: InterGlobe Aviation Limited

1	Aircraft Lease Common Terms Agreement	14/06/07	(1)	Genesis Acquisition Limited

			(2)	InterGlobe Aviation Limited

2	Aircraft Specific Lease Agreement	As of	(1)	InterGlobe Aviation Limited

		04/07/07	(2)	Lare Leasing Limited

3	Purchase Agreement Assignment	11/09/07	(1)	InterGlobe Aviation Limited

			(2)	Lare Leasing Limited

4	Engine Warranty Assignment	11/09/07	(1)	InterGlobe Aviation Limited

			(2)	Lare Leasing Limited

			(3)	IAE International Aero Engines AG

Boeing B737-700 aircraft with manufacturer’s serial number 30050 and Brazilian registration mark PR-VBV

Owner: Wells Fargo Bank Northwest, National Association as owner trustee

Lessor: Castletroy Leasing Limited
DPP – Execution Version

No	Description	Date	Parties

Lessee: VRG Linhas Aereas S.A.

1	Aircraft Lease Common Terms Agreement	As of	(1)	Genesis Acquisition Limited
		June 6 2008	(2)	VRG Linhas Aereas S.A.

2	Head Lease Agreement	29/07/08	(1)	Wells Fargo Bank Northwest, National Association

			(2)	Castletroy Leasing Limited

3	Aircraft Lease Agreement	As of	(1)	Castletroy Leasing Limited
		June 6 2008	(2)	VRG Linhas Aereas S.A.

4	Lease Amendment Agreement	29/07/08	(1)	Castletroy Leasing Limited

			(2)	VRG Linhas Aereas S.A.

5	Trust Agreement (Aircraft MSN 30050)	As of	(1)	Roselawn Leasing Limited
		19/11/07	(2)	Wells Fargo Bank Northwest, National Association

6	Lessee Guaranty	06/06/08	(1)	GOL-Linhas Inteligentes Aereas S.A.

			(2)	Genesis Acquisition Limited

Airbus A320-200 aircraft with manufacturer’s serial number 1965 and UK registration mark G-DHJZ

Lessor: Wells Fargo Bank Northwest, National Association as owner trustee

Lessee: Thomas Cook Airlines Limited (formerly MyTravel Airways Limited)
DPP – Execution Version

No	Description	Date	Parties
1	Aircraft Lease Common Terms Agreement	14/03/01	(1)		General Electric Capital Corporation

			(2)		Airtours International Airways Limited

2	Letter (Amendment No. 1) (change to Fixed Rent)	28/02/02	(1)		Airtours International Airways Limited

			(2)		General Electric Capital Corporation

3	Aircraft Specific Lease Agreement	14/03/01	(1)		General Electric Capital Corporation

			(2)		Airtours International Airways Limited

4	Letter (election to convert deposit to Letter of Credit)	22/03/03	(1 (2	) )	MyTravel Airways Limited General Electric Capital Corporation

5	Letter (conversion of Maintenance Guarantees into Maintenance Letters of Credit)	01/03/05	(1 (2 (3	) ) )	MyTravel Airways Limited General Electric Capital Corporation MyTravel Group Plc

6	Aircraft Lease Novation and Amendment Agreement	01/06/05	(1)		General Electric Capital Corporation

			(2)		MyTravel Airways Limited
			(3)		Celestial Aviation Trading 44 Limited

7	Letter (restructuring)	23/11/04	(1)		MyTravel Airways Limited

			(2)		General Electric Capital Corporation
			(3)		AFS Investments XXV, LLC

8	Aircraft Lease Novation and Amendment Agreement	26/09/07	(1)		Celestial Aviation Trading 44 Limited

			(2)		MyTravel Airways Limited
			(3)		Wells Fargo Bank Northwest, National Association (as Owner Trustee)
DPP – Execution Version

No	Description	Date	Parties
9	Trust Agreement (Aircraft MSN 1965)	As of	(1)		Roselawn Leasing Limited
		26/09/07	(2)		Wells Fargo Bank Northwest, National Association

10	Notification of Adjustment of Maintenance Payment Rates	23/07/07	(1)		GE Commercial Aviation Services Limited
			(2)		MyTravel Airways Limited

11	Aircraft Lease Novation and Amendment Agreement (together with an Effective Time Notice)	26/09/07	(1 (2 (3	) ) )	Celestial Aviation Trading 44 Limited MyTravel Airways Limited Wells Fargo Bank Northwest, NA

12	Owner Participant Undertaking	26/09/07	(1)		Roselawn Leasing Limited
			(2)		MyTravel Airways Limited

Airbus A320-200 aircraft with manufacturer’s serial number 1493 and German registration mark D-ALTD

Lessor: Aircraft MSN 1493 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

Lessee: LTU Lufttransport-Unternehmen GmbH
1	Aircraft Lease Common Terms Agreement	11/05/00	(1)		GECAS Technical Services Limited
			(2)		LTU Lufttransport-Unternehmen GmbH

2	Aircraft Specific Lease Agreement	11/05/00	(1)		GECAS Technical Services Limited
			(2)		LTU Lufttransport-Unternehmen GmbH

3	Head Lease Agreement	08/06/01	(1)		Aviation Financial Services, Inc.
			(2)		GECAS Technical Services Limited
DPP – Execution Version

No	Description	Date	Parties

4	Aircraft Lease Amendment Agreement	18/01/02	(1)		GECAS Technical Services Limited

			(2)		LTU Lufttransport-Unternehmen GmbH

5	Aircraft Head Lease Novation and Amendment Agreement	28/02/05	(1 (2 (3	) ) )	Aviation Financial Services, Inc. GECAS Technical Services Limited Celestial Aviation Trading 42 Limited

6	Aircraft Lease Amendment Agreement	14/11/06	(1)		GECAS Technical Services Limited

			(2)		LTU Lufttransport-Unternehmen GmbH

7	Amendment No. 22 to Letter Agreement No. 1	As of 12/06/2001	(1 (2 (3	) ) )	General Electric Capital Corporation CFM International, Inc. Aviation Financial Services, Inc.

8	Letter relating to Supplemental Rent Adjustment	11/07/07	(1 (2	) )	GE Commercial Aviation Services Limited LTU Lufttransport-Unternehmen GmbH

9	Aircraft Lease Novation and Amendment Agreement	28/09/07	(1)		GECAS Technical Services Limited

			(2)		LTU Lufttransport-Unternehmen GmbH

			(3)		Aircraft MSN 1493 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

10	Trust Agreement (MSN 1493)	As of	(1)		Roselawn Leasing Limited
DPP – Execution Version

No	Description	Date	Parties
		20/09/07	(2)	Wells Fargo Bank Northwest, National Association

11	Trust Agreement Supplement No. 1	28/09/2007	(1)	Roselawn Leasing Limited

			(2)	Wells Fargo Bank Northwest, National Association

Boeing 737-700 aircraft with manufacturer’s serial number 32582 and German registration mark D-ABBT

Lessor: Aircraft MSN 32582 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

Lessee: Air Berlin PLC & Co. Luftverkehrs KG

1	Aircraft Lease Common Terms Agreement	08/10/03	(1)	Aviation Financial Services Inc.

			(2)	Air Berlin PLC & Co. Luftverkehrs KG

2	Aircraft Specific Lease Agreement	08/09/05	(1)	Celestial Aviation Trading 71 Limited

			(2)	Air Berlin PLC & Co. Luftverkehrs KG

3	Adjustment of Supplemental Rent Rates Letter	18/05/07	(1)	GE Commercial Aviation Services Limited

			(2)	Air Berlin PLC & Co. Luftverkehrs KG

4	Aircraft Lease Novation and Amendment Agreement	29/09/07	(1)	Celestial Aviation Trading 71 Limited

			(2)	Air Berlin PLC & Co. Luftverkehrs KG

			(3)	Aircraft MSN 32582 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)
DPP – Execution Version

No	Description	Date	Parties

5	Trust Agreement (MSN 32582)	As of	(1)		Roselawn Leasing Limited

		20/09/07	(2)		Wells Fargo Bank Northwest, National Association

6	Trust Agreement Supplement No. 1	29/09/07	(1 (2	) )	Roselawn Leasing Limited Wells Fargo Bank Northwest, National Association

7	Consent and Subordination Agreement	18/03/08	(1)		Aircraft MSN 32582 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

			(2)		Air Berlin PLC & Co. Luftverkehrs KG

			(3)		dba Luftfahrtgesellschaft mbH

Boeing 737-700 aircraft with manufacturer’s serial number 28654 and German registration mark D-ABBS

Lessor: Aircraft MSN 28654 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

Lessee: Air Berlin PLC & Co. Luftverkehrs KG

1	Aircraft Lease Common Terms Agreement	08/10/03	(1)		Aviation Financial Services Inc.

			(2)		Air Berlin PLC & Co. Luftverkehrs KG

2	Aircraft Specific Lease Agreement	08/09/05	(1)		Celestial Aviation Trading 71 Limited

			(2)		Air Berlin PLC & Co. Luftverkehrs KG
DPP – Execution Version

No	Description	Date	Parties

3	Adjustment of Supplemental Rent Rates Letter	18/05/07	(1)		GE Commercial Aviation Services Limited

			(2)		Air Berlin PLC & Co. Luftverkehrs KG

4	Aircraft Lease Novation and Amendment Agreement	28/09/07	(1)		Celestial Aviation Trading 71 Limited

			(2)		Air Berlin PLC & Co. Luftverkehrs KG

			(3)		Aircraft MSN 28654 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

5	Trust Agreement (MSN 32582)	As of	(1)		Roselawn Leasing Limited

		20/09/07	(2)		Wells Fargo Bank Northwest, National Association

6	Trust Agreement Supplement No. 1	28/09/07	(1 (2	) )	Roselawn Leasing Limited Wells Fargo Bank Northwest, National Association

7	Consent and Subordination Agreement	06/03/08	(1)		Aircraft MSN 28654 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

			(2)		Air Berlin PLC & Co. Luftverkehrs KG

			(3)		dba Luftfahrtgesellschaft mbH

Airbus A319-100 aircraft with manufacturer’s serial number 1136 and German registration mark D-AKNN
DPP – Execution Version

No	Description	Date	Parties
Lessor: Aircraft MSN 1136 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

Lessee: Germanwings GmbH

1	Aircraft Lease Common Terms Agreement	22/12/04	(1) GE Commercial Aviation Services, Limited (2) Germanwings GmbH

2	Aircraft Lease Common Terms Agreement	17/05/05	(1) GE Commercial Aviation Services, Limited (2) Germanwings GmbH

3	Aircraft Specific Lease Agreement	As of 22/12/04	(1) Celestial Aviation Trading 24 Limited (2) Germanwings GmbH

4	Aircraft Lease Amendment Agreement	17/05/05
(1)      GE Commercial Aviation Services, Limited

(2)      Celestial Aviation Trading 24 Limited,
Celestial Aviation Trading 25 Limited, Celestial Aviation Trading 26 Limited, Celestial Aviation Trading 27 Limited, Celestial Aviation Trading 28 Limited

(3)      Germanwings GmbH

5	Side Letter Agreement	23/05/05	(1) Celestial Aviation Trading 24 Limited (2) Germanwings GmbH

6	Letter (Rental Period calculation)	22/06/05	(1) Celestial Aviation Trading 24 Limited (2) Germanwings GmbH

7	Adjustment of Supplemental Rent Rates Letter	22/06/06	(1) GE Commercial Finance Aviation Services (2) Germanwings GmbH
DPP — Execution Version

No	Description	Date	Parties
8	Aircraft Lease Novation and Amendment Agreement	28/09/07
(1)      Celestial Aviation Trading 24 Limited

(2)      Germanwings GmbH

(3)      Aircraft MSN 1136 Statutory Trust (a
Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as
owner trustee)

9	Trust Agreement (MSN 1136)	As of 20/09/07	(1) Roselawn Leasing Limited (2) Wells Fargo Bank Northwest, National Association

10	Trust Agreement Supplement No. 1	28/09/07	(1) Roselawn Leasing Limited (2) Wells Fargo Bank Northwest, National Association

Airbus A319-100 aircraft with manufacturer’s serial number 1155 and German registration mark D-AKNP

Lessor: Aircraft MSN 1155 Statutory Trust (a Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

Lessee: Germanwings GmbH

1	Aircraft Lease Common Terms Agreement	22/12/04	(1) GE Commercial Aviation Services, Limited (2) Germanwings GmbH

2	Aircraft Lease Common Terms Agreement	17/05/05	(1) GE Commercial Aviation Services, Limited (2) Germanwings GmbH

3	Aircraft Specific Lease Agreement	As of 22/12/04	(1) Celestial Aviation Trading 25 Limited (2) Germanwings GmbH
DPP — Execution Version

No	Description	Date	Parties
4	Aircraft Lease Amendment Agreement	17/05/05
(1)      GE Commercial Aviation Services, Limited

(2)      Celestial Aviation Trading 24 Limited, Celestial Aviation Trading 25 Limited, Celestial Aviation Trading 26 Limited, Celestial Aviation Trading 27 Limited, Celestial Aviation Trading 28 Limited

(3)      Germanwings GmbH

5	Side Letter Agreement	27/06/05	(1) Celestial Aviation Trading 25 Limited (2) Germanwings GmbH

6	Letter (Rental Period calculation)	22/06/05	(1) Celestial Aviation Trading 25 Limited (2) Germanwings GmbH

7	Adjustment of Supplemental Rent Rates	31/07/06	(1) GE Commercial Finance Aviation Services (2) Germanwings GmbH

8	Aircraft Lease Novation and Amendment Agreement	28/09/07
(1)      Celestial Aviation Trading 25 Limited

(2)      Germanwings GmbH

(3)      Aircraft MSN 1155 Statutory Trust (a
Connecticut Statutory Trust administered by Wells Fargo Bank Northwest, National Association as owner trustee)

9	Trust Agreement (MSN 1155)	As of 20/09/07	(1) Roselawn Leasing Limited (2) Wells Fargo Bank Northwest, National Association

10	Trust Agreement Supplement No. 1	28/09/07	(1) Roselawn Leasing Limited (2) Wells Fargo Bank Northwest, National Association
DPP — Execution Version

No	Description	Date	Parties
Airbus A320-232 aircraft with manufacturer’s serial number 1609 and FAA registration mark N484UA

Lessor: Wells Fargo Bank Northwest, National Association as owner trustee

Lessee: United Air Lines, Inc.

1	Lease Agreement (2002 A320 D)	As of 06/09/02	(1) Wells Fargo Bank Northwest, National Association (2) United Air Lines, Inc.

2	Lease Supplement No. 1	06/09/02	(1) Wells Fargo Bank Northwest, National Association (2) United Air Lines, Inc.

3	Letter Agreement (insurance matters)	06/09/02	(1) AFS Investments XIX LLC (2) United Air Lines, Inc.

4	First Amendment to Lease Agreement (2002 A320 D)	As of 22/11/05	(1) Wells Fargo Bank Northwest, National Association (2) United Air Lines, Inc.

5	Global Restructuring Settlement Agreement	AS of 13/06/03	(1) United Air Lines, Inc. (2) General Electric Capital Corporation (3) PK Airfinance US, Inc.

6	Trust Agreement	06/09/02	(1) AFS Investments XIX LLC (2) Wells Fargo Bank Northwest, National Association

7	Amended and Restated Trust Agreement (2002 A320 D)	Dated 06/09/02 and amended and restated on 27/09/07	(1) AFS Investments XIX LLC (2) Wells Fargo Bank Northwest, National Association
DPP — Execution Version

No	Description	Date	Parties
8	Participation Agreement (2002 A320 D)	As of 06/09/02	(1) United Air Lines, Inc. (2) AFS Investments XIX LLC (3) Wells Fargo Bank Northwest, National Association

9	Tax Indemnity Agreement (2002 A320 D)	As of 06/09/02	(1) United Air Lines, Inc. (2) AFS Investments XIX LLC

10	Purchase Agreement Assignment (2002 A320 D)	06/09/02	(1) Wells Fargo Bank Northwest, National Association (2) United Air Lines, Inc.

11	Engine Warranty Assignment (2002 A320 D)	06/09/02	(1) Wells Fargo Bank Northwest, National Association (2) United Air Lines, Inc.

12	Assignment and Assumption Agreement (2002 A320 D)	As of 27/09/07	(1) AFS Investments XIX LLC (2) Roselawn Leasing Limited
DPP — Execution Version

EXECUTION PAGE — DPP
Borrower

SIGNED as a Deed by for and on behalf of GENESIS PORTFOLIO FUNDING I LIMITED	/s/ Brian Marks
in the presence of:	/s/ Guy Espitalier-Noel
Principal Guarantor
SIGNED as a Deed by for and on behalf of GENESIS LEASE LIMITED	/s/ Alan Jenkins
in the presence of:	/s/ Guy Espitalier-Noel
Manager
SIGNED as a Deed by for and on behalf of GENESIS LEASE LIMITED	/s/ Alan Jenkins
in the presence of:	/s/ Guy Espitalier-Noel
Arrangers
SIGNED as a Deed by for and on behalf of DVB BANK AG	/s/ Illegible /s/ Illegible
in the presence of:	/s/ Ying Lin

SIGNED as a Deed by for and on behalf of HSH NORDBANK AG	/s/ Ronald Cymara /s/ Verheijen
in the presence of:

SIGNED as a Deed by for and on behalf of KFW IPEX-BANK GMBH	/s/ Thomas Brehler /s/ Hilke Vareil
in the presence of:	/s/ Anne Heshagen
Facility Agent
SIGNED as a Deed by for and on behalf of HSH NORDBANK AG	/s/ Ronald Cymara /s/ Verheijen
in the presence of:	/s/ I. Friedman
DPP — Execution Version

Security Trustee

SIGNED as a Deed by for and on behalf of HSH NORDBANK AG in the presence of:	/s/ Verheijen	/s/ Ronald Cymara

Original Lenders

SIGNED as a Deed by for and on behalf of DVB BANK AG in the presence of:	/s/ Illegible /s/ Ying Liu	/s/ Illegible

SIGNED as a Deed by for and on behalf of HSH NORDBANK AG in the presence of:	/s/ Verheijen	/s/ Ronald Cymara

SIGNED as a Deed by for and on behalf of KFW IPEX-BANK GMBH in the presence of:	/s/ Thomas Brehler /s/ Anne Hashagen	/s/ Hilke Vareil

Initial Hedging Provider

SIGNED as a Deed by for and on behalf of HSH NORDBANK AG in the presence of:	/s/ Verbeijen /s/ I. Friedman	/s/ Ronald Cymara

DPP — Execution Version